UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20529

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
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SAN JOAQUIN BANCORP
(Name of Registrant as Specified In Its Charter)

______________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SAN JOAQUIN BANCORP 1000 Truxtun Avenue Bakersfield, California 93301

April 10, 2009

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of San Joaquin Bancorp. It will be held at

4:00 p.m. PDT on Tuesday, May 26, 2009, at the Rosedale Office of San Joaquin Bank, 3800 Riverlakes Drive, Bakersfield, California. The proxy statement discusses the business to be conducted at the Annual Meeting, which includes the election of directors and ratification of the appointment of independent auditors. We will also review operating results for the past year. We urge you to read the proxy statement carefully and hope you will be able to attend the Meeting.

We are pleased to be using the new Securities and Exchange Commission rule that allows companies to furnish proxy materials to their shareholders over the Internet. On April 16, 2009, we expect to mail to certain of our shareholders a notice containing instructions on how to access our 2009 Proxy Statement and 2008 Annual Report on Form 10-K and vote online. This year, we are mailing a full set of proxy materials to all of our registered shareholders. These materials are also accessible at no charge at www.cstproxy.com/sjbanc/2009.

All record holders of our common stock (those who hold shares directly registered in their own names and not in the name of a bank, broker or other nominee) will have the option of voting by Internet or through the mail. Shareholders whose shares are registered in nominee name, will receive voting information from their bank, broker or other nominee and will also be able to access our proxy materials on the Internet.

Please refer to the proxy statement for detailed information on each of the proposals and about voting. Your vote is important and we strongly urge you to vote as soon as possible whether or not you plan to attend the Meeting by signing, dating and returning your proxy card by mail or voting on the Internet at your earliest convenience.

Bruce Maclin Chairman of the Board and Chief Executive Officer	Bart Hill President

SAN JOAQUIN BANCORP
1000 Truxtun Avenue
Bakersfield, California 93301

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time: Place:	Tuesday, May 26, 2009 at 4:00 p.m. PDT San Joaquin Bank-Rosedale Office 3800 Riverlakes Drive, Bakersfield, California
Items of Business:

1.	To elect nine directors to serve until the 2010 Annual Meeting of Shareholders;
2.	To ratify the appointment of Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation as independent auditors for 2009; and
3.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements.

Who May Vote?

Shareholders of record at the close of business on March 27, 2009 are entitled to notice of and to vote at the Meeting or any postponement or adjournment thereof. You are strongly encouraged to attend the Meeting and to vote by Internet or complete, sign, date and return the proxy card as promptly as possible whether or not you plan to attend the Meeting in person. The giving of such proxy will not affect your right to revoke such proxy or to vote in person, should you later decide to attend the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 26, 2009: The 2009 Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2008 are also available at www.cstproxy.com/sjbanc/2009.

Admission to the Meeting:

If you are a shareholder of record and plan to attend the Meeting, please check the box on the proxy card. If your shares are held by a nominee or other intermediary, such as a bank or broker, you are welcome to attend the Meeting, but please bring evidence of your ownership, which you can obtain from your bank, broker or other intermediary.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen M. Annis, CRP
Executive Vice President,
Chief Financial Officer and
Corporate Secretary

Dated: April 10, 2009

YOUR VOTE IS IMPORTANT
YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY, OR
VOTE BY INTERNET USING THE PROCEDURES DESCRIBED IN THE PROXY STATEMENT SO
THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

TABLE OF CONTENTS

Introduction	1
Voting Information	2
Additional Information	4
Stock Ownership	5
Securities Ownership of Certain Beneficial Owners	5
Securities Ownership of Directors and Management	6
Proposal 1 - Election of Directors	8
Nominees to the Board of Directors	8
Board of Directors and Committees	9
Board of Directors Compensation Committee Interlocks and Insider Participation	11
Executive Officers	12
Executive Compensation	13
Compensation Committee Report	13
Compensation Discussion and Analysis	14
Summary Compensation Table	20
Grants of Plan-Based Awards	21
Outstanding Equity Awards at Fiscal Year-End	22
Option Exercises and Stock Vested	24
Equity Compensation Plan Information	24
Pension Benefits	25
Change in Control Agreements and Potential Severance Benefits	28
San Joaquin Bank 401(k) Plan	30
Compensation of Directors	31

Related Person Transactions	32
Proposal 2 - Ratification of Auditors	34
Audit Committee Report	36
Other Information	37
Nominating Directors	37
Shareholder Proposal Guidelines	38
Shareholder Communication to the Board of Directors	38
Section 16(a) Beneficial Ownership Reporting Compliance	38
Other Matters	39
Appendix A - Director Independence Standards	A-1

SAN JOAQUIN BANCORP 1000 Truxtun Avenue Bakersfield, California 93301 _______________ PROXY STATEMENT _______________

INTRODUCTION

The Company’s Board of Directors is soliciting proxies to be used at the 2009 Annual Meeting of Shareholders (the “Meeting”), which will be held at 4:00 p.m. PDT, Tuesday, May 26, 2009, at the Rosedale Office of San Joaquin Bank (the “Bank”), 3800 Riverlakes Drive, Bakersfield, California, or at any adjournment or postponement of the Meeting. The Board of Directors has made these proxy materials available to you on the Internet or delivered paper copies of these materials to you by mail. Shareholders are invited to attend the Meeting and are entitled to vote on the items of business described in this Proxy Statement.

The proxy materials include this proxy statement for the Meeting and the Annual Report on Form 10-K for the year-ended December 31, 2008. If you received a paper copy of these materials by mail, the proxy materials also include a proxy card for the Meeting. We are also pleased to be making all of our proxy materials available on the Internet. These materials will be accessible at no charge at www.cstproxy.com/sjbanc/2009.

This year, we are pleased to be using the Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our shareholders who own our shares in “street name” a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All shareholders receiving the notice will have the ability to access the proxy materials over the Internet and may request to receive a paper copy of the proxy materials by mail, telephone or e-mail. Instructions on how to access the proxy materials over the Internet, including the proxy card, or to request a paper copy may be found on the notice.

In addition, the notice contains instructions on how shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. We are providing some of our shareholders, including all shareholders who are registered “record” holders of our shares or have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a notice about the internet availability of the proxy materials. Shareholders who do not receive the notice will receive a paper copy of the proxy materials by mail.

Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it. A notice of internet availability of proxy materials was mailed to certain shareholders on or about April 16, 2009. This proxy statement, the proxy card and San Joaquin Bancorp’s Annual Report on Form 10-K are being first mailed to our shareholders of record on or about April 26, 2009 and were made available on the Internet on or about April 16, 2009.

The proxy card may be used whether or not you attend the Meeting. If you are a shareholder of record (that is, you hold shares directly registered in your own name), you may also vote through the Internet, by following the instructions described on your proxy card. If your shares are held in the name of a bank, broker or other nominee, referred to as “street name”, you will receive separate voting instructions with your proxy materials. Although most brokers and nominees offer telephone and Internet voting, availability and specific procedures will depend on their voting arrangements.

Voting Information

Who May Vote

You are entitled to vote if you were a shareholder of record of the Company’s common stock as of the close of business on March 27, 2009 (the “Record Date”). Your shares can be voted at the Meeting only if you are present or represented by a valid proxy. If your shares of common stock are held by a bank, broker or other nominee in “street name,” you are a “beneficial owner” and will receive voting instructions from the record holder (including instructions, if any, on how to vote by telephone or through the Internet). You must follow these instructions in order to have your shares be voted by proxy. To be able to vote in person at the Meeting, beneficial owners must obtain a proxy or other acceptable evidence of ownership from the institution that holds your shares, indicating that you were a beneficial owner of the shares on the Record Date.

You are generally entitled to one vote for each share of the Company’s common stock that you owned of record at the close of business on the Record Date. Your proxy card indicates the number of shares you are entitled to vote at the Meeting. Under certain circumstances, related to the election of directors, a shareholder may cumulate votes for candidates nominated by shareholders prior to voting, but only when certain mandatory notice requirements are satisfied by a shareholder prior to voting at the Meeting.

Proxy Card

The Board has designated Louis J. Barbich, Melvin Atkinson and Robert Montgomery to serve as proxies for the Meeting. As proxies, they will vote the shares represented by proxies at the Meeting. If you sign, date and return your proxy but do not specify how you want your shares to be voted, your shares will be voted by the proxies in favor of the election of all the director nominees and for ratifying the appointment of independent auditors for 2009.

The Company is not aware, as of the date hereof, of any matters to be voted upon at the Meeting other than those stated in this proxy statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

Quorum and Shares Outstanding

A quorum, which is a majority of the total shares outstanding as of the Record Date, must be present to hold the Meeting. A quorum is calculated on the number of shares represented by shareholders attending in person or by proxy. On March 27, 2009, 3,936,529 shares of the Company's common stock were outstanding. We also count abstentions and broker non-votes, which we describe below, as shares present and represented at the Meeting for the purpose of determining a quorum.

Vote Required for Approval of Proposals

Under California law, directors are elected by a plurality of all the votes cast, so that nine (9) nominees for director receiving the greatest number of votes will be elected. If your proxy is marked “Withhold” with regard to the election of any nominee, your shares will be counted toward a quorum, but they will not be voted for or against the election of that nominee. The other proposal requires the affirmative vote of a majority of shares represented and entitled to vote at the Meeting (whether in person or by proxy) to ratify the appointment of independent auditors. Abstentions are deemed “present” for the purpose of obtaining a quorum, but for purposes of determining the outcome of the proposal, abstentions will have the same effect as negative votes. Approval of any other matter at the Meeting will require the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Meeting. Inspectors of election appointed for the Meeting will tabulate all votes cast in person or by proxy at the Meeting.

In connection with the election of directors, in accordance with California law, each shareholder entitled to vote may vote the shares owned by such shareholder as of the record date cumulatively if a shareholder present at the Meeting has given notice at the Meeting, prior to the voting, of his or her intention to vote cumulatively. If any shareholder has given such notice, then all shareholders entitled to vote for the election of directors may cumulate their votes for candidates properly nominated. Under cumulative voting, each share carries as many votes as the number of directors to be elected, and the shareholder may cast all of such votes for a single nominee or may distribute them in any manner among as many nominees as desired. In the election of directors, the nine nominees receiving the highest number of votes will be elected. No cumulative voting will be allowed by any shareholder unless the shareholder’s candidate or candidate’s names have properly been placed in nomination and the shareholder has provided notice at the Meeting prior to the voting.

Broker Non-Votes

Broker non-votes will be included as “present” for the purpose of determining the presence of a quorum. A broker non-vote occurs under the stock exchange rules when nominees, such as banks and brokers, are not permitted to vote on a matter without instructions from the beneficial owner of the shares and no instruction is given on a timely basis. Such nominees may vote in their discretion on routine matters, but not on non-routine matters. At the 2009 Meeting, broker non-votes will be counted for the election of directors and the ratification of the Bank’s auditors and on any other routine matters that properly arise at the Meeting. In certain circumstances involving non-routine matters, broker non-votes can have the effect of preventing approval of certain proposals where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

How You Can Vote

Record holders may vote by proxy, on the Internet, or in person at the Meeting. If you choose to vote by proxy, you may choose one of the following options:

Vote by Internet. You can choose to vote on the Internet. The website for voting is shown on your proxy card. Internet voting is available 24 hours a day, 7 days a week. You will be given the opportunity to confirm that your instructions have been properly recorded. Our Internet voting procedures are designed to authenticate shareholders by using individual control numbers, which you will find on your proxy card. If you vote on the Internet, you should NOT return your proxy card.

If you vote by Internet, your vote must be received by 7:00 p.m.., Eastern Time, on May 25, 2009 to ensure that your vote is counted.

Vote by Mail. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided prior to the Meeting on May 26, 2009.

Revocation of Proxy

Shareholders who vote by proxy, whether by Internet or mail, may revoke that proxy at any time before it is voted at the Meeting. You may do this by: (a) signing another proxy card with a later date and delivering it to us prior to the Meeting or sending a notice of revocation to the Corporate Secretary of San Joaquin Bancorp at 1000 Truxtun Avenue, Bakersfield, CA 93301; (b) voting at a later time by Internet prior to 7:00 p.m. Eastern Time, on May 25, 2009; or (c) attending the Meeting in person and casting a ballot. If you hold shares in street name, you may change your vote by submitting new voting instructions to your broker or other nominee.

Solicitation of Proxies

The enclosed proxy is being solicited by the Company’s Board of Directors. The principal method of proxy solicitation for the Meeting will be by mail and the Internet, although additional solicitation may be made by telephone, telegraph or personal visit by directors, officers, employees and agents of the Company. The Company will pay for all costs of soliciting proxies.

Additional Information

Electronic Access to Proxy Materials and Annual Reports.

If you received a paper copy of the proxy materials by mail, you should have also received the Company’s Annual Report on Form 10-K for 2008. You can also access this proxy statement and the Company’s Annual Report on Form 10-K via the Internet at www.cstproxy.com/sjbanc/2009. In accordance with the Security Exchange Commission’s rules, the Five-Year Performance Graph appears in the 2008 Annual Report on Form 10-K. For next year’s Annual Meeting of Shareholders, you can help us save significant printing and mailing expenses by consenting to access the proxy statement, proxy card and annual report electronically by e-mail. If you hold your shares in your own name, you can choose this option by following the instructions at the Internet voting website listed above, which has been established for you to vote your shares for this Meeting.

If you choose to receive your proxy materials and annual report electronically, then prior to next year’s Annual Meeting of Shareholders you will receive an e-mail notification when the proxy materials and annual report are available for on-line review over the Internet, as well as instructions for voting electronically over the Internet. Your choice for electronic distribution will remain in effect until you revoke it by sending a written request to: San Joaquin Bancorp, 1000 Truxtun Avenue, Bakersfield, CA 93301, Attn: Corporate Secretary.

If you own stock in the Company through a broker, bank, or other nominee of record, you may have the option of securing your proxy statement, proxy card and annual report over the Internet. If you vote this year’s proxy electronically, you may also be able to elect to receive future proxy statements, proxy cards, annual reports and other materials electronically by following the instructions given by your bank, broker, or other nominee of record when you vote.

Multiple Copies of Proxy Statements and Annual Reports to Shareholders

Under applicable rules of the Securities and Exchange Commission which are sometimes referred to as “householding” rules, only one copy of the proxy statement and annual report are required to be delivered to shareholders residing at the same address, unless the shareholders have notified us (if they hold shares directly in their own names) or their bank, broker or other intermediary that is the record holder that they wish to receive separate mailings. If you own stock in the Company through a broker, bank, or other holder of record and received more than one copy of this proxy statement and Company’s annual report at the same address, contact the holder of record to ask them to eliminate duplicate mailings. You should also contact the holder of record if, at a later date, you wish to resume the mailing of additional sets of proxy materials. If you hold shares directly registered in your name, you may request additional annual reports or proxy statements by calling San Joaquin Bancorp at (661) 281-0360 or sending your request in writing to the Corporate Secretary of San Joaquin Bancorp at 1000 Truxtun Avenue, Bakersfield, CA 93301.

At least one account at your address must continue to receive an annual report, unless you elect to receive future annual reports and proxy statements over the Internet. Mailing of dividends, proxy materials, and special notices will not be affected by your election to discontinue duplicate mailings of the annual report and proxy statement. Regardless of householding elections, each shareholder will continue to be eligible to vote their shares separately.

STOCK OWNERSHIP

Securities Ownership of Certain Beneficial Owners

The Company does not know of any person or group that beneficially owned more than 5% of its common stock as of March 27, 2009, except as disclosed below.

	Number of Shares of Common
Name and Address of Beneficial Owner(a)	Stock Beneficially Owned	Percent of Class

Bruce Maclin	534,041 (b)	13.6%
Banc Funds Co LLP	325,232 (c)	8.3%
Bart Hill	224,401 (d)	5.7%

(a)	The address of Bruce Maclin and Bart Hill is 1301 – 17th Street, Bakersfield, CA 93301. The address of Banc Funds Co LLP is 20 North Wacker Drive, Suite 3300, Chicago, IL 60606.
(b)	See footnote 9 on page 7 herein.
(c)	The information in this footnote is based solely upon a review of the most recent Schedule 13G/A filed jointly by Banc Fund VI L.P. ("BF VI"), an Illinois Limited Partnership, Banc Fund VII L.P. ("BF VII"), an Illinois Limited Partnership and Banc Fund VIII L.P. ("BF VIII"), an Illinois Limited Partnership (collectively, the "Reporting Persons") dated February 13, 2009. The general partner of BF VI is MidBanc VI L.P. ("MidBanc VI"), whose principal business is to be a general partner of BF V. The general partner of BF VII is MidBanc VII L.P. ("MidBanc VII"), whose principal business is to be a general partner of BF VII. The general partner of BF VIII is MidBanc VIII L.P. ("MidBanc VIII"), whose principal business is to be a general partner of BF VIII. MidBanc VI, MidBanc VII, and MidBanc VIII are Illinois limited partnerships. The general partner of MidBanc VI, MidBanc VII, and MidBanc VIII is The Banc Funds Company, L.L.C., ("TBFC"), whose principal business is to be a general partner of MidBanc VI, MidBanc VII, and MidBanc VIII. TBFC is an Illinois corporation whose principal shareholder is Charles J. Moore. Mr. Moore has been the manager of BF VI, BF VII, and BF VIII, since their respective inceptions. As manager, Mr. Moore has voting and dispositive power over the securities of the issuer held by each of those entities. As the controlling member of TBFC, Mr. Moore will control TBFC, and therefore each of the Partnership entities directly and indirectly controlled by TBFC.
(d)	See footnote 7 on page 6 herein.

Securities Ownership of Directors and Management

For the purposes of the disclosure of ownership of shares by directors and management, shares are considered to be “beneficially” owned if a person, directly or indirectly, has or shares the power to vote or direct the voting of the shares, the power to dispose of or direct the disposition of the shares, or the right to acquire beneficial ownership of shares within 60 days of March 27, 2009.

The following table shows the number of common shares and the percentage of the common shares beneficially owned by all directors and nominees, each of the Named Executive Officers, and directors and executive officers of the Company as a group as of March 27, 2009:

	Number of Shares	Percentage of Shares
Name and Address of Beneficial Owner**	Beneficially Owned	Beneficially Owned

Donald S. Andrews (1)	5,700	*
Stephen M. Annis (2)	81,348	2.07%
Melvin D. Atkinson (3)	3,500	*
Louis J. Barbich (4)	38,330	*
Rogers Brandon (5)	69,745	1.77%
Jerry Chicca (6)	8,898	*
Bart Hill (7)	224,401	5.70%
John W. Ivy (8)	55,826	1.42%
Bruce Maclin (9)	534,041	13.57%
Philip McLaughlin (10)	20,581	*
Robert B. Montgomery (11)	46,534	1.18%
Virginia F. (Ginger) Moorhouse (12)	13,512	*

All director nominees and Named Executive Officers as a group	1,102,416	28.00%

* **	Indicates less than 1% The address of all persons listed is 1301 – 17th Street, Bakersfield, CA 93301

	(1)	Includes 5,480 shares underlying options that are currently exercisable or exercisable within 60 days of the record date.
	(2)	Includes 54,970 shares held by The Annis Family Trust that Stephen M. Annis is deemed to beneficially own as a co-trustee of the Annis Family Trust. Nancy Annis, Mr. Annis’ wife, is also a co-trustee of The Annis Family Trust. Also includes 26,378 shares underlying options that are currently exercisable or exercisable within 60 days of the record date.
	(3)	Includes 550 shares held by Mr. Atkinson's wife, Darci A. Atkinson in her individual retirement account. Also includes 1,300 shares underlying options that are currently exercisable or exercisable within 60 days of the record date.
	(4)	Includes 7,700 shares held by the Louis and Sheryl Barbich Living Trust, and 10,419 shares underlying options that are currently exercisable or exercisable within 60 days of the current record date.
	(5)	Includes 61,620 shares held by The Rogers & Esther R. Brandon Family Trust that Rogers Brandon is deemed to beneficially own as a co-trustee of The Rogers & Esther R. Brandon Family Trust. Esther R. Brandon, Mr.
Brandon’s wife, is also a co-trustee of The Rogers & Esther R. Brandon Family Trust, 330 shares held by Esther R. Brandon in her individual retirement account, 500 shares held by AGM California-IMA of which Mr. Brandon is an owner, and 6,580 shares underlying options that are currently exercisable or exercisable within 60 days of the record date.
	(6)	Includes 2,180 shares underlying options that are currently exercisable or exercisable within 60 days of the record date.
	(7)	Includes 113,538 shares held jointly by Bart Hill and his wife, Napier Hill. Also includes 82,500 shares underlying options that are currently exercisable or exercisable within 60 days of the record date. 102,742 shares of Company stock owned by Mr. Hill are pledged as security for an extension of credit with an unaffiliated financial institution.

(8)	Includes 26,378 shares underlying options that are currently exercisable or exercisable within 60 days of the record date. 29,448 shares of Company stock owned by Mr. Ivy are pledged as security for an extension credit with an unaffiliated financial institution.
(9)	Includes 375,496 shares held jointly by the Bruce and Laurie Maclin Trust that Bruce Maclin is deemed to beneficially own as co-trustee of the trust. Laurie Maclin, Mr. Maclin’s wife, is also a co-trustee of the Bruce and Laurie Maclin Trust, 1,254 shares held by Mr. Maclin's wife in her individual retirement account, 7,408 shares held by Laurie Maclin, and 63,800 shares underlying options that are currently exercisable or exercisable within 60 days of the record date.
(10)	The information is based on a Form 4 filed by Mr. McLaughlin on April 3, 2008 and a subsequent transaction that occurred on November 19, 2008. All of Mr. McLaughlin’s unexercised stock options expired on December 17, 2008.
(11)	Includes 37,204 shares held by The Montgomery Family Trust that Robert B. Montgomery, a Director of the Bank, is deemed to beneficially own as a co-trustee of The Montgomery Family Trust. Ruth Ann Montgomery, Mr. Montgomery’s wife, is also a co-trustee of The Montgomery Family Trust and 9,330 shares underlying options that are currently exercisable or exercisable within 60 days of the record date.
(12)	Includes 7,922 shares held by The Virginia F. Moorhouse Trust that Virginia F. (Ginger) Moorhouse is deemed to beneficially own as trustee of The Virginia F. Moorhouse Trust, 110 shares held by her husband, John P. Moorhouse, Jr., and 5,480 shares underlying options that are currently exercisable or exercisable within 60 days of the record date.

PROPOSAL 1 – ELECTION OF DIRECTORS

The number of directors of the Board to be elected at the Meeting to hold office for the ensuing year and until their successors are elected and qualified has been set at nine (9). It is the intention of the proxies named in the enclosed proxy to vote such proxies (except those containing contrary instructions) for the nine nominees named below. The Board does not anticipate that any of the nominees will be unable to serve as a director, but if that should occur before the Meeting, the proxies will have the right to substitute another person as nominee and vote for such person as directed by the Company’s Board of Directors.

Nominees to the Board of Directors

The nominees for election to the office of director of the Board are named and certain information with respect to them is given below. The information has been furnished to the Company by the respective nominees. All of the nominees have been directors of the Bank since at least 2005 and all became members of the Board of Directors of the Company upon completion of the reorganization that caused the Company to become the holding company for the Bank on July 31, 2006. All of the nominees have engaged in their indicated principal occupation for more than five years, unless otherwise indicated.

Name	Age	Position

Donald S. Andrews	72	Director

Melvin D. Atkinson	54	Director

Louis J. Barbich	65	Director

L. Rogers Brandon	52	Director and Vice Chairman

Jerry Chicca	52	Director

Bart Hill	59	President and Director

Bruce Maclin	67	Chairman of the Board and Chief Executive Officer

Robert B. Montgomery	88	Director

Virginia F. (Ginger) Moorhouse	64	Director

Donald S. Andrews has served as a member of the Bank’s Board of Directors since 1992. Mr. Andrews is currently active in real estate development specializing in planning and entitlements. Since 1959, his business background has been owner/manager of the business of agricultural farming, marketing, and cooling of fruits and vegetables. He is the managing member of Bear Mountain Cooling LLC, a produce cooling and real estate investment company. Mr. Andrews graduated from UCLA with a B.S. in Marketing.

Melvin D. Atkinson has served as a member of the Bank's Board of Directors since 2005. Mr. Atkinson is President and Chairman of the Board of M.D. Atkinson Company, Inc., a professional property management service company in central California. Mr. Atkinson graduated from California State College, Bakersfield in 1977.

Louis J. Barbich has served as a member of the Bank’s Board of Directors since 1990. Mr. Barbich is a certified public accountant and Chairman of the accounting firm of Barbich, Longcrier, Hooper & King, where he has practiced since 1982.

L. Rogers Brandon has served as a member of the Bank’s Board of Directors since 2000. In 2007, he was named Vice Chairman of the Board. Mr. Brandon is the President of American General Media, a business that owns and operates radio stations in the Western United States since 1982.

Jerry Chicca has served as a member of the Bank’s Board of Directors since 2004. Mr. Chicca is a partner of Chicca Brothers/Twin Farms, an agricultural farming company which is located in Buttonwillow, Wasco and Lost Hills.

Bart Hill has served as a Director and the President of the Company since 2006. He has been the Bank’s President and Chief Executive Officer and served as a member of the Bank’s Board of Directors since 1987. Mr. Hill earned a B.A. in Economics at University of California, Santa Barbara, and an M.S. in Agriculture Economics at University of California, Davis. Mr. Hill serves as a member of the board of directors of The Bakersfield Californian.

Bruce Maclin has served as the Chairman of the Board of Directors and Chief Executive Officer of the Company since 2006. He has been the Chairman of the Board of the Bank since 1980 and has served in an executive capacity since 1995. Mr. Maclin graduated from University of California at Berkeley (A.B. 1964) and the University of California at Berkeley School of Law (J.D. 1967).

Robert B. Montgomery has served as a member of the Bank’s Board of Directors since 1980. Mr. Montgomery has served as Chairman of the Board of Montgomery Four Corners, Inc., a fast food restaurant and real estate investment company, since 1990.

Virginia F. (Ginger) Moorhouse has served as a member of the Bank’s Board of Directors since 2002. Ms. Moorhouse has served as Publisher and Chairman of the Board of The Bakersfield Californian, a newspaper publishing company, since 1994.

THE BOARD RECOMMENDS ELECTION OF ALL NOMINEES

Board of Directors and Committees

Director Independence

The Company’s policy is that at least a majority of its members must be independent. The Board of Directors has considered whether any relationships or transactions related to a director were inconsistent with a determination that a director, in their capacity as a member of the Board, is independent. Based on this review, the Board affirmatively determined that Donald S. Andrews, Melvin D. Atkinson, Louis J. Barbich, L. Rogers Brandon, Jerry Chicca and Robert B. Montgomery are “independent directors,” as that term is defined by applicable rules of NASDAQ. The Company’s director independence standards, as excerpted from the Company’s corporate governance guidelines, are attached as Appendix A to this Proxy Statement. See the section below entitled “Committees of the Board – Audit Committee” and “Related Person Transactions” for more information about the independence of committee members.

Meetings

The Company expects all Board members to attend all board and committee meetings, except for reasons of health or special circumstances. The Company’s policy is that all directors should use reasonable efforts to attend the Annual Meeting. Last year, nine directors attended the Annual Meeting. The Board has standing audit and compensation committees. The entire Board fulfills the role of a nominating committee. The Board held a total of 10 meetings during 2008. Every director attended at least 75% of the aggregate of: (i) the Board meetings or that number of Board meetings held during the period in which they served; and (ii) the total number of meetings of any Committee of the Board on which such director served.

Committees of the Board

Audit Committee

Members: Louis J. Barbich, Chairman; Melvin D. Atkinson and Jerry Chicca. The Board of Directors determined that in 2008 all members were independent, as that term is defined with respect to audit committees by applicable rules of NASDAQ. For 2009, the Board has concluded that Messrs. Barbich and Chicca remain independent but that Melvin D. Atkinson is not independent based on the Company’s independence standards as applicable to members of the audit committee. The Board further determined that due to his audit committee experience and exceptional and limited circumstances in connection with a consulting assignment related to the Bank that Mr. Atkinson accepted at the request of the Board, he should remain on the committee during 2009. The Board has also designated Mr. Barbich as the “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission.

Number of Meetings in 2008: 5

Functions: The Audit Committee provides objective oversight of the Company’s accounting, internal controls and financial reporting. The Audit Committee selects and retains the independent auditors and reviews the plan and results of the auditing engagement. The Audit Committee acts pursuant to a written charter. For 2009, the Board of Directors waived the requirement in the audit committee charter that all members must be independent because it believed that the overall independence of the three member committee would not be impaired. The Audit Committee Report that follows more fully describes the responsibilities and the activities of the Audit Committee.

Compensation Committee

Members: Louis J. Barbich, Chairman; Jerry Chicca and Rogers Brandon. The Board of Directors has determined that all members are independent as that term is defined by applicable rules of NASDAQ. The Company believes that all of the Committee members are “non-employee directors” and “outside directors,” respectively, within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and section 162(m) of the Internal Revenue Code.

Number of Meetings in 2008: 4

Functions: The Compensation Committee is generally responsible for approving or recommending to the Board for approval (i) management’s recommendations and criteria for the overall annual compensation structure for officers and employees of the Company and the Bank, (ii) the salary, bonus, benefits, severance arrangements, change of control arrangements, perquisites and any special, supplemental or retirement benefits of Bruce Maclin, Chief Executive Officer and Chairman of the Board and other executive officers (together, the Named Executive Officers"), (iii) the terms of employment of any newly hired executive officers, (iv) stock option plans and other incentive or equity-based compensation plans and stock option grants and other awards, (v) changes to the compensation and benefits provided to directors of the Company and (vi) other compensation plans in which the Board, the CEO and other executive officers participate and other broadly-based compensation plans (and material amendments to such plans). The committee annually reviews and discusses the Compensation Discussion and Analysis (CD&A) with management, and recommends to the Board that the CD&A be included in the proxy statement and the Company’s Annual Report on Form 10-K filed with the SEC. The committee is also responsible for preparing a report on executive compensation pursuant to SEC rules, which is included elsewhere in this proxy statement under the caption “Compensation Committee Report.”

The committee acts pursuant to a written charter. Under its charter, the committee has the power and authority to retain and compensate compensation consultants to assist in its oversight responsibilities and to retain and pay outside legal, accounting or other advisors. The committee may meet with the Chief Executive Officer and other executive officers to discuss compensation or other related matters and receive the assistance of employees.

Nominating Committee

The entire Board of Directors fulfills the role of a nominating committee. The only board members who participate in director nomination matters that are not independent, as defined by applicable rules of NASDAQ, are Bruce Maclin, Bart Hill, and Virginia Moorhouse. The Board has adopted corporate governance guidelines and the Company’s bylaws have provisions that cover director nominations, which are discussed below. Other than these guidelines and provisions in the bylaws, no written charter has been adopted by the Board with respect to director nominations

Functions: The Board annually recommends the slate of director nominees to be presented for election by the shareholders. It screens and recommends qualified candidates and evaluates individuals proposed by shareholders for Board membership. The Board seeks to identify potential candidates for the Board of Directors through conversations with members of the Board, senior management, shareholders and other members of the community. The Board believes that it functions effectively as a nominating body and that the selection and evaluation process is enhanced through the participation of the Chief Executive Officer and President, respectively, Bruce Maclin and Bart Hill.

It is the policy of the Board of Directors that it will consider candidates proposed by shareholders that are submitted in accordance with the bylaws and the Board’s corporate governance guidelines. Nominees for director must satisfy the requirements in sections 3.2 and 3.3 of the Company’s bylaws. These bylaw sections are set forth below in this proxy statement under the heading “Other Information – Director Nominations.” Additionally, the Board has approved the following minimum qualifications for first time nominees for director: (i) financial literacy or other professional or business experience relevant to an understanding of the Company and its business, and (ii) a demonstrated ability to think and act independently as well as the ability to work constructively in a collegial environment. Based on its assessment of whether an individual meets the minimum qualifications and satisfies the bylaws, the Board considers its current composition and the interplay of the candidate’s experience with the experience of the other Board members, as well as such other factors as the Board deems appropriate, in order to determine whether to recommend a candidate for election to the Board. When evaluating a candidate for nomination, the Board does not assign specific weight to any one factor.

The Board’s corporate governance guidelines provide a framework for the Company’s governance. The guidelines contain the minimum qualifications described above, but do not otherwise change the procedures in the bylaws by which shareholders may recommend candidates to the Board. A copy of the guidelines will be made available to any shareholder upon written request to the Corporate Secretary at 1000 Truxtun Avenue, Bakersfield, CA 93301.

Board of Directors Compensation Committee Interlocks and Insider Participation

Bart Hill, President of the Company and President and Chief Executive Officer of the Bank, serves as a member of the board of directors and the compensation committee of The Bakersfield Californian.

Virginia F. (Ginger) Moorhouse, publisher and chairman of the board of The Bakersfield Californian, serves as a member of the Board of Directors of the Company and the Bank.

Bart Hill and Bruce Maclin are officers of the Company, officers and employees of the Bank, and are also members of the Board of Directors of the Company and the Bank. They participate in deliberations of the Company’s Board of Directors and Compensation Committee concerning executive officer compensation, except in connection with their own compensation. See, “Compensation Discussion and Analysis—Executive Officers Role in Compensation Decisions” and “Related Person Transactions” for more information.

Executive Officers

The following table sets forth certain information with respect to the Named Executive Officers who are not also members of the Board of Directors. For information concerning Bruce Maclin and Bart Hill, see “Nominees to the Board of Directors.” The Company has adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Any person may obtain a copy of the Company’s code of ethics without charge, upon request, by writing to the Corporate Secretary, San Joaquin Bancorp, 1000 Truxtun Avenue, Bakersfield, CA 93301.

Name	Age	Position

Stephen M. Annis, CRP	61	Executive Vice President, Chief Financial Officer and Corporate
		Secretary of San Joaquin Bancorp and the Bank

John W. Ivy	63	Executive Vice President and Chief Credit Officer of the Bank

Stephen M. Annis has been the Executive Vice President and Chief Financial Officer of the Company since 2006. He has been employed by the Bank since 1986 and currently serves as the Bank’s Executive Vice President and Chief Financial Officer. He is the Corporate Secretary of the Bank and Company. Mr. Annis graduated Magna Cum Laude from Pepperdine University, earning a Bachelor’s degree in Administrative Science and Master’s degree in Business Administration. Mr. Annis also holds a California Community College Instructor’s Credential in Business and Industrial Management. In June 2001, Mr. Annis was awarded the Certified Risk Professional (CRP) designation conferred by The Bank Administration Institute.

John W. Ivy has been employed by the Bank since 1982 and currently serves as the Bank’s Executive Vice President and Chief Credit Officer. Mr. Ivy received his B.A. in Economics from University of California, Los Angeles.

EXECUTIVE COMPENSATION Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management and, based on this review, the committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this proxy statement on Schedule 14A and the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

The Compensation Committee: Louis J. Barbich L. Rogers Brandon Jerry Chicca April 7, 2009

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee (“the Committee”) of the Board of Directors (the "Board") has the responsibility for the oversight of the executive compensation program of the Company. The Committee is composed of three members that have been determined by the Board to be independent. The Committee operates under a written charter adopted by the Board. In this capacity, the Committee recommends annually to the Board of Directors all salary, incentive bonuses, equity incentives and other perquisites for the Company’s executive officers, including the Chairman of the Board and Chief Executive Officer (the “CEO”), the President and other named executive officers in this proxy statement. Based on the recommendations of the Committee, the Board of Directors (i) sets the annual salaries, approves incentive bonuses and perquisites for the Company’s executive officers, and (ii) approves option awards to executive officers and administers the Company’s incentive and stock-based equity plans, severance and change of control arrangements and special, supplemental and other retirement benefits.

The term "executive officer" throughout this discussion includes all executive officers named in this proxy statement (NEOs): the Chairman of the Board-CEO, the President, the Chief Financial Officer (the “CFO”), and the Chief Credit Officer (the “CCO”). All executive officers are officers of the Company with the exception of the Chief Credit Officer, who is an executive officer of San Joaquin Bank, our wholly-owned subsidiary, and is included because of his involvement in major policy-making decisions affecting the consolidated group. Prior to year end 2008, the Company had an additional executive officer, with the title of Senior Vice President of Lending for San Joaquin Bank, who voluntarily resigned on November 17, 2008.

Executive Compensation Objective and Philosophy

The Company’s executive compensation program is designed to attract, retain, and motivate executive officers capable of leading the Company to meet its business objectives and ultimately enhance shareholder value. The Committee believes that an effective compensation program should reward executive officers for achievement of Company objectives and provide them with overall compensation competitive in the marketplace and relevant to the responsibilities assumed.

A key element of our philosophy is to align the interests of executive officers with those of the shareholders by providing a portion of compensation in the form of option awards. The Committee believes that this alignment of interests creates a greater level of effort by the executives and helps executive management to take ownership in achievement of the business objectives. Executive compensation provided by the Company to its executives should include base salary, cash bonuses and stock-based compensation, in the form of option or other equity awards, in order to create retention incentives and reward performance as measured against established Company goals and comparative peer group performance. The Committee evaluates the performance of the Company and compensation of similar executives of comparative peer groups to determine overall compensation and retirement benefits of executives that it believes are competitive in the marketplace.

Executive Officers’ Role in Compensation Decisions

The Committee makes an annual recommendation to the full Board with regard to the compensation and benefits for the Company’s CEO and the President. With regard to the Company’s other two NEOs, the CEO and the President review the performance of all officers, including all other NEOs, and make recommendations to the Committee regarding salary adjustments, incentive bonuses, option awards and other benefits. The Company’s CEO and the President have made such recommendations to the Committee in the past and the Committee will continue to encourage this input to help balance survey information with the performance and needs of the Company’s executive officers. The Committee reviews recommendations, progress toward achievement of Company-wide performance priorities, and execution against Company annual goals with respect to all NEOs. It then reviews relevant survey information, discussed below, and formulates a compensation proposal to the Board of Directors with respect to the CEO and the President and makes a recommendation for approval to the Board in connection with the compensation elements of the other NEOs.

Executive Compensation Decisions

Typically, the Committee uses multiple sources of information to evaluate executive compensation including, but not limited to, a survey published by the California Department of Financial Institutions (“DFI”) (published annually and typically available each June) and a survey commissioned by the California Bankers Association (“CBA”) (published annually and typically available during the fourth quarter of each year). For both surveys, compensation information is gathered from participating institutions by questionnaires. The information is then grouped into job codes, such as chief executive officer, chief financial officer, etc., and reported by asset size categories. Information on individual participating institutions is anonymous. Components of the surveys include salary, bonuses and incentives of bank executives based on job codes of California banks with similar profiles. The Committee used information from the DFI survey for banks with over one billion dollars in asset size and information from the CBA survey for banks with one to fifteen billion dollars in asset size as the benchmarks when comparing executive compensation levels.

The Committee considers the information contained in the DFI and the CBA surveys a reasonable source of comparison in assisting with the determination of compensation of executive officers although it also took into account the fact that the banks referred to above are all larger than the Company. The information is used to compare Company executives to peer groups. Typically, the amounts are then adjusted up or down by reviewing the Company’s performance above or below annual goals, which are discussed below in "Performance-Based Compensation.”

In connection with annual compensation decisions for 2009 and incentive bonuses related to 2008 and driven, in part, by the Company’s performance for 2008, the Committee decided to also apply its own judgments of appropriate compensation for its NEOs. The Committee concluded that due to the global and national economic crisis being experienced recently that survey data could not adequately provide all relevant information to reflect Company performance. The results of the Committees decisions are discussed below.

The Committee generally reviews the overall compensation of the CEO and the President in comparison with peer group compensation survey data and achievement of Company performance goals set forth below to be used as a basis for its recommendations to the Board for salary adjustments, incentive bonuses and equity incentive awards. The Committee also reviewed the recommendations from the CEO and the President for salary adjustments, incentive bonuses and equity incentive awards for all other NEOS in connection with reaching a final compensation recommendation to the Board.

Determination of other elements of compensation, such as salary continuation and change of control agreements, perquisites and retirement benefits is more subjective based on the Committee’s review of the executives’ service to the Company and responsibilities and other facts and circumstances specific to the Company including housing and living costs in Kern County, California. No weight or bias was given to the existing change of control agreements, severance benefits or supplemental and pension benefits when considering the total annual compensation of the Company’s executives. The Committee believes that all of the change of control, severance and retirement benefits for the Company’s CEO, the President, the CFO, and the CCO have been earned based upon many years of service to the Company.

Executive Compensation Elements

The executive compensation program consists primarily of six elements. Each element satisfies a different aspect of our executive compensation program. Some aspects consist of immediate compensation such as salary and perquisites. Other elements have a performance aspect such as annual cash bonuses. Others relate to long-term compensation such as stock option awards, salary continuation and change-in-control agreements and retirement plans. The following is a discussion of the material aspects of each element.

Salary: This element serves as the basis for attracting and retaining qualified executive officers with the experience, knowledge, and leadership ability to fulfill the respective role requirements of each executive position. The Committee evaluates industry-specific market salary surveys referred to above under “Executive Compensation Decisions” to assist with the determination of competitive salaries and future increases. In addition, the Committee reviews Company performance goals and uses the results in the determination of salary adjustments.

Incentive Bonus: This element of compensation is an enhancement to salary based on Company-wide performance factors relating to income growth, asset growth, deposit growth, credit quality, return on equity and net operating income to average assets. Some of these performance measures have measurable levels of achievement such as projected growth or increase in profitability. This approach creates a direct incentive for executive officers to achieve desired goals that further Company objectives and serves as an “at-risk” component of compensation. The Committee uses the comparison of performance measures, specifically annual goals as compared to actual results, in conjunction with the average incentive bonus information from the benchmark surveys in the determination of incentive bonuses.

Stock Options: The Committee believes that stock option grants are a key component of the compensation program. Stock option plans are administered by the Board of Directors. The Committee makes recommendations to the Board regarding options to be awarded to executive officers based on attainment of the Company’s performance goals. These awards are designed to retain and motivate executive officers and enhance shareholder value by aligning the financial interests of executive officers with those of shareholders. This element of compensation is dependent upon the Company’s performance reflected in appreciation of stock price. Annual option awards are determined relative to the total amount of salary and incentive bonuses paid to each NEO. The Committee views this approach as a fair and equitable method for determining equity awards.

Salary Continuation Agreements: This element is long-term compensation. The intent is to provide an added incentive for retention and satisfactory performance. Each agreement contains five provisions applicable to normal retirement, early retirement, death, disability, and termination. Agreement amounts are determined based on the annual compensation of the executive officer during employment, including base salary and incentive bonus awards. Agreements with the CEO and the President contain additional provisions describing treatment of their annual benefit in the event the Company is acquired or otherwise changes ownership through the sale of stock or assets. Their agreements also contain “gross-up” provisions for applicable taxes resulting from the changes of ownership and health insurance benefits. There are no similar special provisions for any other executive officer. Recent amendments to these agreements allow participants to begin receiving benefits upon reaching normal retirement age of 65 regardless of whether the participant continues to remain employed because the Committee believes the agreements would otherwise serve as a disincentive to provide continued services to the Company. A more detailed discussion of information relating to this element is included under the section titled, “Salary Continuation Plan” further in this document.

401K Plan: Each executive officer is eligible to participate in the Company’s 401K Plan and receive matching employer contributions. Matching contributions are intended as an incentive to encourage individual contributions to retirement benefits. All executive officers currently participate in the plan. The normal matching contribution percentage for the executive officers is the same as for all other participating employees. A more detailed discussion of the 401K Plan is included under the section titled, “San Joaquin Bancorp 401K Plan” further in this document. The Board often allocates additional Company contributions, in addition to the normal matching contribution, for non-officer employees. Officers, including executive officers, are not eligible for the additional contribution.

Perquisites: The Committee believes this element is a part of overall compensation. Compensation from this element for the CEO and the President is principally weighted toward an individual travel and entertainment allowance of $50,000. Additionally, all income taxes payable by the CEO and the President as a result of this allowance are reimbursed to these individuals by the Company. This element consists primarily of club dues and company-provided transportation for the Company’s other NEOs.

Amounts and additional information regarding the above compensation elements are provided in the tables that follow this compensation discussion and analysis.

Performance-Based Compensation

The Company does not use a formula driven performance-based compensation model. Incentive compensation decisions were based on a review of historical and anticipated Company performance, and achievement of business objectives set forth in the Company’s annual plan. The Committee also used the following measures in determining the executive’s performance and the achievement of overall Company goals: asset growth, deposit growth, income growth, loan growth, net operating income to average assets, net income growth, return on equity and net loan losses to average loans. Targets are set at the beginning of the year in the annual plan and approved by the Board of Directors. The Committee used actual results compared to these targets in determining incentive compensation recommendations. The Committee reserves the right to adjust incentive compensation for performance that falls short of the annual plans and for subsequent events that may affect future performance and achievement of objectives.

Equity-Based Compensation

Stock option awards are the only equity-based compensation awards used by the Company at the current time. The Company’s 1989 Stock Option Plan terminated as of the close of business on May 1, 1999 and no awards have been made pursuant to that plan since termination. The 1999 Stock Incentive Plan was frozen as of the close of business on May 20, 2008. All equity awards that have been made to executive officers since 2000 and through May 20, 2008 were stock option grants pursuant to the existing 1999 Stock Incentive Plan. On May 20, 2008, the shareholders approved the 2008 Stock Incentive Plan (“2008 Plan”). The 2008 Plan authorizes 500,000 options to purchase common stock or common stock awards. While the Company has only awarded stock options in the past, based on future developments in the marketplace, changes in industry compensation practices and tax and other factors, the Committee may consider recommending restricted stock and other stock awards for Company executives in the future. The Committee believes that options outstanding under the 1999 Plan and the awards that available pursuant to the 2008 Plan are important long-term elements of the Company’s executive compensation because they:

promote the long-term success of the Company and create shareholder value by:
o	encouraging key personnel to focus on critical long-range objectives,
o	increasing the ability of the Company to attract and retain key personnel,
o	linking key personnel directly to shareholder interests through stock ownership;
provide opportunity for equity ownership; and
enhance and maintain competitive levels of total compensation.

Both the 1999 Plan and the 2008 Plan allow for incentive stock options (ISO) and non-statutory or non-qualified stock options (NSO). ISOs are typically granted to employees, including executive officers. NSOs are typically granted to non-employee directors. Most options granted to executive officers have been ISOs with the exception of options granted that exceeded the annual vesting threshold limit of $100,000 under Internal Revenue Code Section 422(d). Options that exceed the threshold limit have been treated as NSOs.

The Company does not have any program, plan or practice to time option awards to its executives in coordination with the release of material non-public information. It has been the practice of the Board to award options to its existing executives at its regular February board meeting, after the Company’s public release of its summary year-end operating results and financial position. For 2009, the Committee had not made any award grants as of the date of this report. In connection with any new hires, the Board may, in its discretion, make awards at other times. The Board does not make awards when any insider trading window is closed.

Compensation of our Named Executive Officers

In prior years, the Committee reviewed the salary and incentive bonus components for the Chairman of the Board-CEO and President and compared the information to the survey results from the DFI and CBA as discussed above under Executive Compensation Decisions. However, due to the recent performance of the Company, the Committee determined that the use of survey data was not as relevant in determining compensation and it relied significantly on its own judgments. The Committee compared the Company’s 2008 annual performance goals for each of the measures set forth in the table below against the actual results achieved by the Company for the year.

	2008	2008
Performance Measure	Annual Goal	Actual Result
Asset Growth	4.0%	4.8%
Loan Growth	4.0%	6.2%
Deposit Growth	4.0%	2.3%
Income Growth	4.0%	-6.5%
Net Operating Income to Average Assets	1.3%	0.3%
Return on Equity	12.0%	4.2%
Net Loan Losses to Average Loans	0.5%	1.4%

The Committee noted that the Company’s actual results for 2008 were below the annual goals for all performance measures except Asset and Loan Growth.

Based on the Company performance, the Committee recommended individual cash bonuses of $200,000 for performance in 2008, annual base salaries for Mr. Maclin of $170,004 due to his previously announced reduction of time devoted to executive employment function of 50% and Mr. Hill of $340,008 in 2009, and participation in the perquisite program. Annual base salaries for both individuals represent no change from the 2008 annual base salaries with the exception of a reduction for Mr. Maclin due to a reduction of time devoted to executive employment function. Incentive cash bonuses were reduced by 55.6% from the amounts paid for performance in 2007.

For Mr. Maclin, benefit payments under his Salary Continuation Agreement began in March of 2007 because he attained age 65. The Committee believes that payment to Mr. Maclin under the Salary Continuation Agreement, while Mr. Maclin remains a salaried executive of the Company, is appropriate and in the best interests of the Company because this recognizes over 20 years of service to the Company and provides an incentive for Mr. Maclin to continue to provide valuable managerial services to the Company. The Committee also took into account the decision by Mr. Maclin to reduce his day-to-day employment activities for the Company by approximately 29% along with a 29% base salary reduction as of March 1, 2009. Mr. Maclin is continuing to act as the Company’s Chairman of the Board and Chief Executive Officer and Chairman of the Board of the Bank.

The Committee used the same method in the review of and determination of salary and incentive bonus compensation for Mr. Ivy, the CCO and Mr. Annis, the CFO. Recommendations were made to the Committee by the CEO and the President regarding compensation levels for these individuals. Similarly, the Committee relied less on recent survey data as a basis for determining compensation recommendations, but rather, added its own judgments based on recent Company performance compared to annual goals.

Based on the Committee’s review of overall executive compensation and considering recent Company performance, the Committee recommended individual cash bonuses for Mr. Annis and Mr. Ivy of $44,831 for performance in 2008 with base salaries for each in 2009 remaining at the 2008 level of $155,040. Incentive cash bonuses were reduced by 48.6% from the amounts paid for performance in 2007.

On March 24, 2009, the Compensation Committee recommended an increase of $5,000 per month in the compensation of John Ivy, Chief Credit Officer of San Joaquin Bank, for a one-year period ending March 15, 2010. Mr. Ivy will receive the increased compensation in exchange for increased responsibilities and additional work required for special tasks relating to the Company’s loan portfolio.

As of the date of this report, the Board had not awarded Mr. Maclin and Mr. Hill any options to purchase shares of common stock pursuant to the Company’s 2008 Plan.

Additional detailed information related to the compensation and other benefits for Mr. Maclin and Mr. Hill are set forth in the compensation tables and accompanying narrative below.

As of the date of this report, the Board had not awarded Mr. Ivy and Mr. Annis any options to purchase shares of common stock pursuant to the Company’s 2008 Plan.

Additional information related to the compensation and other benefits for Mr. Annis and Mr. Ivy is set forth in the compensation tables and accompanying narrative below.

The option awards that would normally be granted to each executive are based on the estimate of fair value at the date of proposed grant computed in accordance with Financial Accounting Statement (FAS) 123R. The range of values assigned to the option grants will be determined at the grant date. The Committee’s recommendations are normally designed to provide options with a value of between 5 to 10% of each executive’s total salary and incentive bonus compensation (total cash compensation) for any given year. The Committee also considers Company performance in its evaluation of the amount of option awards. The Committee determines the level of equity participation coupled with options previously granted and other long-term types of compensation such as supplemental retirement benefits in order to provide an appropriate balance of the various significant compensation elements for the Company’s executives.

Impact of Accounting and Tax Treatment of Executive Compensation

For accounting purposes, salary and incentive compensation are accounted for in accordance with generally accepted accounting principles. Tax treatment may differ from accounting treatment. For tax purposes, Internal Revenue Code (IRC) Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for executive officers other than compensation that is performance-based under a plan that is approved by the shareholders and that meets certain other technical requirements. Based on compensation of executive officers during 2008, the Committee believes that Section 162(m) will not prevent the Company from receiving a tax deduction for any of the compensation levels paid to executive officers during 2008. In the future, if the Committee concludes that compensation of any executive officer may approach or exceed the $1 million level in a taxable year, the Committee will review the matter with the Company’s tax advisor and make recommendations accordingly.

Compensation Tables

The following tables show the Company’s compensation for the Chief Executive Officer, the President, the Chief Financial Officer and the Company’s two other most highly compensated executive officers. The form of the tables is set by SEC regulations.

Summary Compensation Table

The following Summary Compensation Table includes salary, bonus, stock and option awards, non-equity incentives, changes in the present value of long-term compensation, and all other compensation, including perquisites, earned and/or paid or awarded to the Company’s Named Executive Officers. Mr. Maclin is the Company’s Principal Executive Officer and Mr. Annis is the Company’s Principal Financial Officer. Amounts reported for option awards consist of compensation expense computed according to Statement of Financial Accounting Standards No. 123R, Share Based Payment (“FAS 123(R)”):

Name and Princpal Position	Year	Salary	Bonus	Stock	Option	Non-Equity	Change in	All Other		Total
		($)	($)(1)	Awards	Awards	Incentive Plan	Pension Value	Compensation		($)
				($)	(2)	Compensation	and	($)(6)
					($)	($)	Nonqualified
							Deferred
							Compensation
							Earnings (3)
							($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)

Bruce Maclin	2008	272,008	200,000	-	20,840	-	(396,261)	109,529	(4)	206,116
Chariman, CEO	2007	327,216	450,000	-	17,339	-	189,974	62,019	(4)	1,046,548
	2006	308,688	395,725	-	8,897	-	800,804	28,731	(4)	1,542,845

Bart Hill	2008	340,008	200,000	-	47,505	-	1,637,450	120,113	(5)	2,345,076
President	2007	327,216	450,000	-	42,129	-	224,440	71,134	(5)	1,114,919
	2006	340,008	200,000	-	19,344	-	216,047	28,788	(5)	804,187

Stephen Annis	2008	155,040	44,831	-	19,828	-	495,625	9,768		725,092
Executive Vice-	2007	147,654	87,170	-	16,852	-	75,626	9,118		336,420
President, CFO	2006	139,292	62,960	-	7,738	-	68,681	7,308		285,979

John Ivy	2008	155,040	44,831	-	19,828	-	454,547	2,721		676,967
Executive Vice-	2007	147,654	87,170	-	16,852	-	136,102	3,482		391,260
President, CCO	2006	155,040	44,831	-	7,738	-	124,914	2,466		334,989

Philip McLaughlin	2008	94,101	-	-	15,284	-	17,376	6,786		133,547
Senior Vice	2007	94,044	119,702	-	12,639	-	-	8,119		234,504
President	2006	88,728	100,000	-	5,803	-	-	6,461		200,992

1.	The dollar value of bonuses in 2008, 2007, and 2006, respectively, reflects amounts earned during those years but paid in 2009, 2008, and 2007, respectively.
2.	The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, 2007, and 2006 in accordance with FAS 123(R) with the exception that estimates of forfeitures is excluded from the calculation. Assumptions used in the calculation of this amount are included in Note 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and are incorporated herein by reference.

3.	The amounts in column (h) reflect the actuarial increase in the present value of the Named Executive Officer’s benefits under all pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. For additional information regarding pension benefits and supplemental executive salary continuation agreements for each of the Named Executive Officers, refer to the Pension Benefits table and the discussion in the section “Salary Continuation Plan” below.
4.	Perquisites and personal benefits for Mr. Maclin include personal use of a company vehicle, personal travel, entertainment, country club dues, and other dues and memberships. In 2008, perquisites and personal benefits included $50,000 in personal travel and entertainment. Gross-up payments during 2008, 2007, and 2006 for the payment of taxes amounted to $40,551, $20,709, and $4,714, respectively.
5.	Perquisites and personal benefits for Mr. Hill include personal use of a company vehicle, personal travel, entertainment, country club dues, and other dues, memberships, and subscriptions. In 2008, perquisites and personal benefits included $50,000 in personal travel and entertainment. Gross-up payments during 2008, 2007, and 2006 for the payment of taxes amounted to $41,663, $20,680, and $1,986, respectively.
6.	The Company uses actual amounts paid for all perquisites reported for 2008, 2007, and 2006 with the exception of the personal use of Company-owned vehicles. This amount was determined by use of the “Annual Lease Value” table published in the Internal Revenue Service Regulations.
7.	As of November 17, 2008, Mr. McLaughlin voluntarily resigned as an executive officer is no longer employed by the Company.

Grants of Plan-Based Awards

The following table sets forth information regarding all incentive plan awards that were made to the Named Executive Officers during 2008, including incentive plan awards (equity-based and non-equity based) and any other planned-based awards. Disclosure on a separate line item is provided for each grant of an award made to a Named Executive Officer during the year. The information supplements the dollar value disclosure of stock, option awards, and non-equity awards in the Summary Compensation Table by providing additional details about such awards. Equity incentive-based awards are subject to a performance condition or market condition as those terms are defined in FAS 123(R). Non-equity incentive plan awards are awards that are not subject to FAS 123(R) and are intended to serve as an incentive for performance to occur over a specified period.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Number of Shares of Stock or Underlying Units (#)	All Other Option Awards: Securities Options (#)	Exercise or Base Price of Value of Option Awards ($/Sh)	Full Grant Date Fair Option Awards

		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)

Bruce Maclin	2/27/08					5,500				29.40	21,940

Bart Hill	2/27/08					5,500				26.73	36,630

Stephen Annis	2/27/08					2,640				26.73	17,582

John Ivy	2/27/08					2,640				26.73	17,582

Philip McLaughlin	2/27/08					2,200				26.73	14,652

The exercise price per share of options granted represents one hundred percent (100%) of the fair market value of the underlying shares of common stock on the date the options were granted, except that the exercise price per share for options granted to Mr. Maclin in 2008 was set at one hundred ten percent (110%) of the fair market value of the underlying shares of the Company’s common stock on the date the options were granted. Pursuant to the 1999 Plan, the options vest at a rate of 20% annually over the first five years of the option term and has a term of ten years, except that Mr. Maclin's options have a term of five years. In accordance with SEC regulations, the option awards granted in February 2008 in respect of the executives’ performance in 2007 are reported in this table. Option awards which may be granted in 2009 in respect of an executives’ 2008 performance will be reported in the above table in next year’s proxy statement if the executive is a named executive officer in 2009.

The stock option agreements with each of the Named Executive Officers provide that upon retirement any unvested options will become exercisable in full.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information on outstanding stock options held by the Named Executive Officers as of December 31, 2008, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Bruce Maclin	6,600	-	-	10.91	2/20/2009	-	-	-	-

Bruce Maclin	6,600	-	-	9.68	6/5/2009	-	-	-	-

Bruce Maclin	6,600	-	-	9.09	2/19/2010	-	-	-	-

Bruce Maclin	11,000	-	-	7.50	1/20/2011	-	-	-	-

Bruce Maclin	11,000	-	-	21.50	2/18/2009	-	-	-	-

Bruce Maclin	11,000	-	-	26.25	2/15/2010	-	-	-	-

Bruce Maclin	3,960	-	5,940	34.00	2/21/2011	-	-	-	-

Bruce Maclin	1,980	-	7,920	39.00	2/28/2012	-	-	-	-

Bruce Maclin	-	-	5,500	29.40	2/27/2013	-	-	-	-

Bart Hill	6,600	-	-	10.91	2/20/2009	-	-	-	-

Bart Hill	6,600	-	-	9.68	6/5/2009	-	-	-	-

Bart Hill	6,600	-	-	9.09	2/19/2010	-	-	-	-

Bart Hill	11,000	-	-	7.50	1/20/2011	-	-	-	-

Bart Hill	7,700	-	-	8.64	1/26/2012	-	-	-	-

Bart Hill	1,384	-	-	10.91	1/10/2013	-	-	-	-

Bart Hill	9,616	-	-	10.91	1/10/2013	-	-	-	-

Bart Hill	11,000	-	-	19.55	2/18/2014	-	-	-	-

Bart Hill	11,000	-	-	23.86	2/15/2015	-	-	-	-

Bart Hill	3,960	-	5,940	30.91	2/21/2016	-	-	-	-

Bart Hill	1,980	-	7,920	35.45	2/28/2017	-	-	-	-

Bart Hill	-	-	5,500	26.73	2/27/2018	-	-	-	-

Stephen Annis	1,320	-	-	10.91	2/20/2009	-	-	-	-

Stephen Annis	1,320	-	-	9.68	6/5/2009	-	-	-	-

Stephen Annis	2,200	-	-	9.09	2/19/2010	-	-	-	-

Stephen Annis	2,750	-	-	7.50	1/20/2011	-	-	-	-

Stephen Annis	2,200	-	-	8.64	1/26/2012	-	-	-	-

Stephen Annis	3,300	-	-	10.91	1/10/2013	-	-	-	-

Stephen Annis	2,432	-	-	19.55	2/18/2014	-	-	-	-

Stephen Annis	1,968	-	-	19.55	2/18/2014	-	-	-	-

Stephen Annis	4,400	-	-	23.86	2/15/2015	-	-	-	-

Stephen Annis	1,584	-	2,376	30.91	2/21/2016	-	-	-	-

Stephen Annis	792	-	3,168	35.45	2/28/2017	-	-	-	-

Table continued on following page

Table continued from preceding page

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

John Ivy	1,320	-	-	10.91	2/20/2009	-	-	-	-

John Ivy	1,320	-	-	9.68	6/5/2009	-	-	-	-

John Ivy	2,200	-	-	9.09	2/19/2010	-	-	-	-

John Ivy	2,750	-	-	7.50	1/20/2011	-	-	-	-

John Ivy	2,200	-	-	8.64	1/26/2012	-	-	-	-

John Ivy	3,300	-	-	10.91	1/10/2013	-	-	-	-

John Ivy	2,432	-	-	19.55	2/18/2014	-	-	-	-

John Ivy	1,968	-	-	19.55	2/18/2014	-	-	-	-

John Ivy	4,400	-	-	23.86	2/15/2015	-	-	-	-

John Ivy	1,584	-	2,376	30.91	2/21/2016	-	-	-	-

John Ivy	792	-	3,168	35.45	2/28/2017

John Ivy	-	-	2,640	26.73	2/27/2018

1.	Each of the options reported in this column is fully vested.
2.	Each of the option awards vest at a rate of 20% annually over the first five years of the option term. In 2009, 20% of the options in this column will become vested. Each option award has a term of ten years, except that Mr. Maclin's options have a term of five years.
3.	As of December 31, 2008, Mr. McLaughlin had no option equity awards outstanding.

Option Exercises and Stock Vested

The following table sets forth information regarding each exercise of stock options during 2008 for each of the Named Executive Officers. The Company does not have any outstanding restricted stock awards as of December 31, 2008.

	Option Awards		Stock Awards

Name	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
	(#)	($) (1)	(#)	($)

(a)	(b)	(c)	(d)	(e)

Bruce Maclin	17,600	191,000	-	-

Bart Hill	6,600	72,000	-	-

Stephen Annis	2,200	24,000	-	-

John Ivy	-	-	-	-

Philip McLaughlin	14,245	108,870	-	-

1.	The value realized upon exercise is based upon the difference between the market price on the date of exercise and the exercise price of the option.

Equity Compensation Plan Information

The Company has three stock option plans pursuant to which common stock of the Company may be acquired. The Company adopted the plans to retain and motivate key employees and enhance shareholder value by aligning the financial interests of those employees with those of shareholders.

1989 Stock Option Plan

On May 1, 1989, the Board of Directors of the San Joaquin Bank adopted and approved the Bank’s Stock Option Plan dated May 1, 1989 (the "1989 Plan"). The 1989 Plan was approved by the Bank’s shareholders on April 18, 1989. The plan terminated as of the close of business on May 1, 1999 and no options have been granted thereafter. In 2006, the Company assumed sponsorship of the plan as the San Joaquin Bancorp 1989 Stock Option Plan for the purpose of administering any and all outstanding option awards under the plan on a prospective basis. All full-time, salaried officers and employees of the Bank, Employee Directors and Non-Employee Directors of the Bank and its subsidiary corporations were eligible to participate in the 1989 Plan.

Further information about the 1989 plan is contained in Note 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and incorporated herein by reference.

1999 Stock Incentive Plan

On February 20, 1999, the Bank's Board of Directors of San Joaquin Bank adopted and approved the Bank’s 1999 Stock Incentive Plan (the “1999 Plan”). The 1999 Plan was approved by Bank’s shareholders on May 25, 1999. The 1999 Plan terminates on May 31, 2009, however, the 1999 Plan was frozen upon approval of the 2008 Plan by the shareholders and no new options were granted after May 20, 2008 under the 1999 Plan. In 2006, in connection with the reorganization where the Company became the parent of the Bank, the Company assumed sponsorship of the plan as the San Joaquin Bancorp 1999 Stock Incentive Plan for the purpose of administering any and all outstanding option awards under the plan on a prospective basis.

The following persons were eligible to participate in the 1999 Plan: (a) an employee of the Company, the Bank or any other subsidiary or affiliate, (b) a consultant or adviser who provides services to the Company, the Bank or any subsidiary or affiliate as a independent contractor, or (c) directors (including non-employee directors) of the Company or Bank (collectively “Key Employees”). Subject to limitations under the Internal Revenue Code (the “Code”), only Key Employees who are common-law employees of the Company, the Bank or other subsidiary are eligible for grants of ISOs under the 1999 Plan.

Further information about the 1999 Plan is contained in Note 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and incorporated herein by reference.

2008 Stock Incentive Plan

The Company’s Board of Directors approved and adopted the San Joaquin Bancorp 2008 Stock Incentive Plan on March 25, 2008 (the “2008 Plan”). The 2008 Plan was approved by the shareholders on May 20, 2008. All outstanding awards under the 1989 Plan and 1999 Plan will continue to be governed by the terms of those Plans. As of December 31, 2008, there were no options outstanding under the 2008 Plan. The 2008 Plan will be administered by the Board of Directors, or at the discretion of the Board, by a committee of the Board consisting of not less than two directors (the “Committee”).

The aggregate number of shares reserved and available for awards under the 2008 Plan is 500,000. Awards can be in the form of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, and Unrestricted Stock Awards, or any combination of the foregoing. The 2008 Plan contemplates the issuance of common stock upon exercise of options or grant of stock awards to eligible persons. The shares of common stock underlying any awards which are forfeited, canceled, reacquired by the Company or satisfied without the issuance of common stock or otherwise terminated (other than by exercise) will be added back to the shares of common stock available for awards and may be granted again. The maximum number of shares that may be granted to any one participant in any calendar year may not exceed 50,000 shares.

Awards may be granted to employees, directors and consultants (including prospective employees, directors and consultants to whom Awards are granted in connection with written offers of employment or other service relationship with the Company or any of its affiliates) of the Company and/or its affiliates who are responsible for, or contribute to, the management, growth or profitability of the Company and/or its affiliates as are selected from time to time by the Committee in its sole discretion. Effective for 2009, the 2008 Plan also provides that each non-employee director is automatically granted a non-statutory option to purchase 1,000 shares of the Company’s common stock upon the conclusion of each regular annual meeting of shareholders.

Further information about the 2008 Plan is contained in Note 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and incorporated herein by reference.

Pension Benefits

The following table sets forth the present value of accumulated benefits for each Named Executive Officer, as of December 31, 2008, under the Company’s salary continuation plan and the applicable Executive Salary Continuation Agreement for each, assuming benefits are paid at normal retirement age based on current levels of compensation. The table also shows the number of years of credited service under each such plan, computed as of the same pension plan measurement date used in the Company’s audited financial statements for the year ended December 31, 2008 and reports any pension or retirement benefits paid to each Named Executive Officer pursuant to their respective Salary Continuation Agreement during said fiscal year. Refer to the section, Salary Continuation Plan, for more information.

Name	Plan Name	Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
		(#) (1)	($) (2)	($)
(a)	(b)	(c)	(d)	(e)

Bruce Maclin	Salary Continuation Plan	10	4,314,763	304,500

Bart Hill	Salary Continuation Plan	10	3,193,659	-

Stephen Annis	Salary Continuation Plan	10	942,250	-

John Ivy	Salary Continuation Plan	10	1,265,408	-

(1)	The number of years of credited service represents the number of years of service since plan inception. Each of the executives is entitled to receive 10% of the annual benefit for each year of credited service, up to a maximum of 10 years of credited service, or 100% of the annual benefit. All of the Named Executive Officers have more than 10 actual years of service.

(2)	The present value of accumulated benefits is calculated by an actuarial group independent of the Company. The valuation method used is the method required in Statement of Financial Accounting Standard (SFAS) No. 87 issued by the Financial Accounting Standards Board (FASB). Assumptions used in the calculation of the present value of accumulated benefits include a discount rate, mortality table, participant turnover, and a normal retirement age of 65.

Note 18 of the Company’s audited financial statements for the fiscal year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, incorporated here by reference, includes information regarding the actual discount rate and other pertinent information as well as required disclosures under SFAS 87, 88, 106, and 158. These accounting pronouncements contain information relating to the generally accepted method of accounting for defined benefit plans and post-employment benefits.

Salary Continuation Plan

On October 3, 1996, the Bank entered into certain Executive Salary Continuation Agreements which were amended and restated as of May 15, 2000 and as of June 13, 2003 (each, a “Continuation Agreement”) with Bruce Maclin, Bart Hill, Stephen M. Annis and John W. Ivy (each a “Recipient”). The Continuation Agreements for Mr. Maclin and Mr. Hill were amended and restated as of June 18, 2004 and amended on December 19, 2006 and December 29, 2008. The Continuation agreements for Mr. Annis and Mr. Ivy were amended and restated as of June 13, 2003 and amended on December 19, 2006, January 25, 2007, and December 30, 2008. The Company assumed all of the Bank’s obligations under the Salary Continuation Agreements in connection with the reorganization. Under the Continuation Agreements, the Company agreed to pay key executives additional benefits in the future in return for satisfactory performance by the executive.

Under each of the four Continuation Agreements, the following apply:

(a)	If the Recipient is continuously employed by the Bank until his retirement at age 65 (“Retirement”), the Recipient would be entitled to receive 50% of his or her highest annual compensation (determined by adding their annual salary to their bonus) during their employment, on an annual basis for life.
(b)	If the Recipient elects to retire after age 60 but prior to attaining age 65 (“Early Retirement”), the annual payments are reduced by determining the discounted value of the annual benefit based on a capitalization rate of 5% for the period of time between the selected Early Retirement date and the Retirement date.
(c)	If the Recipient dies before or after his or her Retirement date, payment of the annual benefit will be paid to the decedent’s designated beneficiary as follows:
(i) with respect to Mr. Maclin and Mr. Hill, 100% of the annual benefit, as described in the Continuation Agreement, shall be paid to their Surviving Spouses, Laurie Maclin and Napier Hill, respectively, or Beneficiary, as the case may be, until the later of (a) the death of the named Surviving Spouse or (b) the expiration of twelve (12) years from the Recipient’s Retirement date;
(ii) with respect to Mr. Annis and Mr. Ivy, seventy-five (75%) of the annual benefit, as described in the Continuation Agreement, shall be paid to their Surviving Spouses, Nancy Annis and Judy Ivy,

respectively, or Beneficiary, as the case may be, until the later of (a) the death of the named Surviving Spouse or (b) the expiration of five (5) years from the Recipient’s Retirement date. In the event of the death of both the executive and their spouse, the named beneficiary will receive the applicable percentage of the annual benefit for five (5) years from the executive's retirement date.

(d)	If the Recipient becomes disabled while actively employed prior to his retirement, he will continue to be treated during the disability as being gainfully employed and will be entitled to receive for life the applicable percentage of annual benefits set forth in the respective Continuation Agreements.

(e)	Subject to the Company’s right to terminate the Recipient’s employment, with or without cause, (as more particularly described in Section 2.1 of the Continuation Agreement), if the Recipient’s employment is terminated prior to the Early Retirement date for any reason other than disability or Sale of Business (as defined in and applicable under Mssrs. Maclin’s and Hill’s Continuation Agreements), the Recipient is entitled to be paid an applicable percentage of the annual benefit for life, as determined by the applicable years of service at the time of Recipient’s termination of employment.

(f)	Payments to each of the executives will begin on the earlier of Early Retirement or the date the executive attains age 65 regardless whether the executive remains employed or when the executive retires.

Mr. Maclin’s and Mr. Hill’s Continuation Agreements have an additional provision describing the treatment of their annual benefit upon: (i) merger, consolidation or reorganization of the Company, (ii) sale of more than 50% of the beneficial ownership of the Company’s voting shares, (iii) transfer or sale of more than 50% of the total market value of the Company’s assets or (iv) turnover of greater than 50% of Company’s Board of Directors (collectively, the “Sale of Business”). Upon the Sale of Business, the Continuation Agreements require the Company to pay Mr. Maclin and Mr. Hill, in lieu of all benefits otherwise payable under the agreement, a lump sum payment determined by calculating the present value of the annual benefit payment based on a 5% capitalization rate and life expectancy using the expected return multiples in Table V of section 1.72 -9 of the United States Federal Treasury Regulation; such amount being reduced if at the time of Sale of Business annual benefit payments to the Recipient have already begun. If December 31, 2008 was used as the applicable change of control date and assuming that both executives are at least age 65, Mr. Maclin and Mr. Hill would be entitled to approximately $2,909,865 and $3,297,726, respectively, under their Continuation Agreements.

The Continuation Agreements with Mr. Maclin and Mr. Hill also contain a “gross-up” clause which provides that in the event that following a change of control of the Company, the payments due under the Continuation Agreement become subject to an excise tax under Code Section 4999, the Company shall make an additional payment to Mr. Maclin and Mr. Hill in an amount necessary to pay the excise tax as well as any income taxes imposed on the additional payment, any excise tax imposed on the additional payment and any interest or penalties imposed with respect to the taxes imposed on the additional payment or excise taxes. In the event these change in control payments trigger the gross-up provisions in each of Mr. Maclin’s and Mr. Hill’s Continuation Agreements, they would each be expected to receive additional lump-sum payments of approximately $0 and $534,506, respectively, to reimburse them for state and federal excise and income taxes owed.

The Continuation Agreements with Mr. Maclin and Mr. Hill also contain a provision relating to the payment of medical benefits. Under the provision, the Company is required to provide the Recipients and their spouses with access to coverage for medical, dental and vision benefits under any such option then offered to it’s then similarly situated currently active employees under its group health plan, or subject to other limitations set forth in the Continuation Agreement under individual policies. The Company will pay 100% of the cost of the premium, or in the case of a self funded plan, 100% of the cost of coverage, for the selected coverage for the duration of the lifetime of the Recipient. These benefits would continue in the event of a change in control. Based on the same actuarial assumptions used in the Company’s financial statements, as of December 31, 2008, the present value of these health benefits for Mr. Maclin and Mr. Hill, respectively, is $238,755 and $311,217 including coverage provided to each executive’s spouse during the executive’s life.

The Board of Directors has approved a resolution limiting the annual benefits payable under the Continuation Agreements to Stephen M. Annis and John W. Ivy to $90,000, respectively. The Board of Directors has also approved a resolution limiting the annual benefits payable under the Continuation Agreements to Bruce Maclin and Bart Hill to $300,000, respectively.

The Company established a Rabbi Trust and purchased Bank Owned Life Insurance policies (the “BOLI”) to help offset the Company’s costs associated with the Continuation Agreements by taking advantage of favorable tax treatment associated with the anticipated appreciation in the cash surrender values of the BOLI. The Rabbi Trust is the owner and sole beneficiary of all of the BOLI, with none of the death proceeds shared with the Insureds.

The Rabbi Trust is at all times entitled to an amount equal to the BOLI’s cash value, less any policy loans and unpaid interest or cash withdrawals previously incurred and any applicable surrender charges. The aggregate cash surrender values of the BOLI approximated $11,486,491 and $11,039,215 as of December 31, 2008 and 2007, respectively.

The Company's obligation under the Continuation Agreements is that of an unfunded and unsecured promise by the Company to pay money in the future; and the executive, the executive's spouse and the executive's beneficiary are unsecured general creditors with respect to any benefits which may be payable under the terms of the Continuation Agreements.

The total benefits to be paid under the Continuation Agreements were designed to be recovered through the use of life insurance policies purchased by the Company applicable to each executive officer. The life insurance policies are not plan assets; however, the cash surrender value of such life insurance policies is included as an asset in the Company’s consolidated balance sheet. Based upon current actuarial projections, the Committee believes the entire cost of providing these benefits will ultimately be recovered by the Company through the receipt of the life insurance policy proceeds or redemption of cash surrender values.

The assumptions used in the calculation of the accumulated benefit disclosed in the pension benefits table above are included in Note 18 to the Company’s audited financial statements for the fiscal year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and are incorporated herein by reference. The present value of accumulated benefits is calculated assuming a normal retirement age of 65 and using the discount rate and other pertinent information as discussed in footnote 2 of the Pension Benefits Table above.

Nonqualified Deferred Compensation

The Company does not have any non-qualified defined contribution or other deferred compensation plans in which any of the Named Executive Officers participate.

Change in Control Agreements and Potential Severance Benefits

The following narrative discusses information regarding the potential payments and benefits, including perquisites, that would be payable to each of the Named Executive Officers in the event of the termination, change in control or a change in the Named Executive Officer’s responsibilities, including the quantification of such payments and benefits assuming (i) the triggering event took place on the last business day of the Company’s last completed fiscal year, and (ii) the price per share of the Company’s shares is the closing market price as of that date.

In January 1999, the Bank entered into certain Change in Control Agreements (“CCA”) with Bruce Maclin and Bart Hill (“Employees”), which were amended in June 2001 and April 2003. Such agreements are sometimes referred to as “Golden Parachutes” and are designed to avoid the loss of key employees in the event of speculation about possible changes of control. It is generally believed that such protection allows executives to remain focused on the business of a company even if hostile actions are brought against the company.

Under the terms of each CCA, upon a change of control and subject to certain limitations, the Employee is entitled to severance payments equal to three (3) times the Employee’s annual rate of base compensation plus three (3) times the highest annual bonus awarded to the Employee during the prior three years. The CCAs also contain a “Gross Up Payment” clause which would, in the event the severance payment becomes subject to an excise tax under Code Sections 2806 and 4999, the Company would be required to increase the payment to the amount necessary to pay the Employee the same amount as if no excise tax were applicable. In addition, the CCAs contain a provision pursuant to which the Company will contribute to an irrevocable grantor trust the then present value of the Employee’s fully vested benefit under their respective Executive Salary Continuation Agreements. Upon Employee’s termination of employment, the Employee will receive a lump sum cash distribution from the trust equal to the amount determined in accordance with his or her Continuation Agreement.

The CCA defines a “change of control” to mean:

(a)	dissolution or liquidation of the Company;
(b)	a reorganization, merger or consolidation of the Company where the Company is not the surviving entity;
(c)	any sale, lease, exchange or other transfer of all or substantially all of the Company’s assets;
(d)	any merger or consolidation in which the holders of the Company’s voting shares before the merger or consolidation will not hold 50% or more of the voting shares of the surviving entity; or
(e)	a change of 50% or more in the members of the Company’s Board of Directors within a 12-month period, unless the election or nomination of each new director was approved by 75% of the directors then still in the office who were in office at the beginning of the 12-month period.

If December 31, 2008 was used as the applicable change of control date, Mr. Maclin and Mr. Hill would be entitled to a severance payment of approximately $2,166,024 and $2,370,024, respectively, pursuant to their respective CCAs in addition to payments under their Continuation Agreements discussed under Pension Benefits and Salary Continuation Plan above. Based on the “gross-up” clauses in the CCAs, Mr. Maclin and Mr. Hill would each be entitled to gross-up payments applicable to “Golden Parachute” payments due in excess of the base amount allowed under Internal Revenue Code (IRC) Section 280G of approximately $832,740 and $974,599, respectively, to reimburse each of them for excise and income taxes owed by them under state and federal law.

Additionally, the CCAs with Mr. Maclin and Mr. Hill provide that, in the event of a change in control, they will become fully vested in all awards granted to them under all stock option, stock appreciation rights, restricted stock, phantom stock or similar plans or agreements, regardless of any provisions in such plans or agreements that do not provide for full vesting. As of December 31, 2008, Mr. Maclin and Mr. Hill each had options to purchase 19,360 shares of the Company's stock that would immediately become exercisable in the event of a change in control. Under IRC Section 280G, the value of stock options vested upon acceleration due to a change in control would be considered “Golden Parachute” payments. Mr. Maclin and Mr. Hill would each be entitled to gross-up payments for applicable excise and income taxes owed by them under state and federal law of approximately $5,693 and $20,389, respectively.

In June 2001, the Bank entered into CCAs with Stephen M. Annis and John W. Ivy which were amended in April 2003 and which are substantially similar with the CCAs for Mssrs. Maclin and Hill. Under the terms of their CCAs, however, Mssrs. Annis and Ivy are entitled to severance payments equal to one and a half (1 ½) times their annual rate of base compensation plus one and a half (1 ½) times their highest annual bonus awarded to them by the Bank during the prior three years. The CCAs for Mssrs. Annis and Ivy also do not contain “Gross-Up Payment” provisions. Moreover, Mssrs. Annis’ and Ivy’s CCAs do not include provisions providing for a lump sum payment relating to their Continuation Agreements to be paid upon a change in control. Additionally, their CCAs do not provide for the acceleration of vesting of stock or option awards.

If December 31, 2008 was used as the applicable change of control date, Mssrs. Annis and Ivy would each be entitled to a severance payment of $363,315 pursuant to their respective CCAs.

San Joaquin Bank 401(k) Plan

The Company, through the Bank, has in place a contributory retirement plan known as the San Joaquin Bank 401(k) Plan (the “401(k) Plan”) for all employees age 21 and older with at least 12 months of service, which is designed to be tax deferred in accordance with the provisions of Section 401(k) of the Internal Revenue Code. The 401(k) Plan provides that an employee may elect to enroll on January 1 and July 1 of any plan year, provided that the employee has attained age 21 and has been employed by the Bank for at least 12 months. For each plan year, an employee’s elective deferrals may not exceed a specific dollar amount determined by the IRS. All of the Named Executive Officers participate in the 401(k) Plan.

To encourage its employees to elect to make salary reduction contributions, the Company has elected to match such contributions to the extent of fifty percent (50%) of contributions on the first five percent (5%) of the employee’s pay (a maximum of 2.5% of the employee’s compensation). At its meeting of December 15, 1998, the Board of Directors amended the 401(k) Plan to permit the Board, at its discretion, to make additional discretionary contributions (in excess of the 50% of 5% of compensation referred to above) to eligible non-officer employees.

Further information about the 401(k) Plan is contained in Note 18 to the Company’s audited financial statements for the fiscal year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and incorporated herein by reference.

Compensation of Directors

The following table set forth information regarding the compensation received by each of the Company’s directors during the year ended December 31, 2008:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total
							($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Donald S . Andrews	43,000	-	9,500	-	-	-	52,500

Melvin D. Atkinson	21,700	-	4,218	-	-	-	25,918

Louis Barbich (1)	-	-	13,548	-	47,709	-	61,257

L. Rogers Brandon	41,800	-	9,500	-	-	-	51,300

Jerry Chicca	23,700	-	6,370	-	-	-	30,070

Robert Montgomery	41,400	-	9,500	-	-	-	50,900

Virginia Moorhouse	15,750	-	9,500	-	-	-	25,250

1. See "Deferred Fee Agreement" below.

During 2008, each non-employee director of the Company received direct remuneration in the form of Board meeting fees as follows: (a) $1,500 for each Board meeting attended (regular Board meetings were not held during the months of July and August, 2008, therefore, each non-employee director received a retainer in the amount of $1,500 in lieu of any other Board meeting fees for each of those two months); (b) $400 for attendance at each Audit Committee meeting (the Chairman of the Audit Committee receives a $10,000 annual retainer in lieu of meeting fees); and (c) $250 for attendance at each Compensation Committee meeting (The Chairman of the Compensation Committee receives a $5,000 annual retainer in lieu of meeting fees); (d) $450 for attendance at each loan committee meeting; $250 for attendance at each loan review committee meeting and, $225 for attendance at any other committee meeting. All non-employee directors are reimbursed for their expenses incurred in attending Board and committee meetings.

Under the San Joaquin Bancorp 1999 Option Plan (the "1999 Plan"), each eligible non-employee director was automatically granted a non-statutory option to purchase 1,000 shares of the Company’s common stock upon the conclusion of each regular annual meeting of shareholders through and including the 2008 annual meeting of shareholders. In March 2007, the Company amended the existing stock option agreements of director Montgomery to provide for full vesting of any options granted to him in the event of retirement after age 85, or disability, or death.

The Chairman of the Board, Bruce Maclin, and the President and Chief Executive Officer, Bart Hill, are compensated as employees of the Company and did not receive any directors’ fees.

Deferred Fee Agreement

In October, 1996, to encourage non-employee directors to remain members of the Bank’s Board of Directors, the Board authorized the Bank to enter into certain deferred fee agreements pursuant to which a director could elect to defer the directors’ total fees (including salary and bonus) (the “Fees”) payable by the Bank to the Director. Payment of the deferred Fees and accrued interest occurs upon retirement, disability, change of control of the Bank, determination of hardship, or death.

On October 9, 1996, the Bank entered into a Deferred Fee Agreement (the “Agreement”) with Louis J. Barbich to defer One Hundred Percent (100%) of his Fees. Between October 9, 1996 and December 31, 2008, a total of $314,061 has been deferred pursuant to the Agreement, including deferral of $44,459 in 2008. The deferral in 2008 includes $10,334 in interest accrued during the period. No other Directors have entered into a deferred fee agreement with the Bank or the Company.

RELATED PERSON TRANSACTIONS

Certain of our executive officers, directors and principal shareholders (including some of their immediate family members and organizations with which they are affiliated) are customers of the Bank in the ordinary course of business and, in some cases, have lending relationships with the Bank. In management’s opinion, the lending relationships with these directors and officers were made in the ordinary course of business and on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other customers not related to the Company and do not involve more than normal collection risk or present other unfavorable features.

Additionally, the Company’s Code of Business Conduct and Ethics and the Board’s corporate governance guidelines provide guidance for addressing actual or potential conflicts of interest matters, including those that may arise from transactions and relationships between the Company and its executive officers or directors. The Company’s policy is that more than a majority of the members of the Board must be independent directors. The current audit committee charter was attached to the 2008 proxy statement and the current compensation committee charter was attached to the 2007 proxy statement. Both charters specify that the members of these committees should be independent. The Board has determined that all members of the Compensation Committee and the Audit Committee were independent in 2008 but only two of three members of the Audit Committee were deemed independent in 2009. For the reasons explained in the next paragraph, the Board decided to retain Melvin D. Atkinson on the Audit Committee for 2009 and to waive the charter requirement that all members must be independent.

In December 2008, at the request of the Board, director Melvin D. Atkinson entered into a consulting agreement with the Bank pursuant to which he agreed to provide real estate consulting services in connection with certain of the Bank’s impaired real estate loans. For his services, the Bank agreed to pay Mr. Atkinson $175 per hour plus an additional amount equivalent to 1% of the reduction in outstanding impaired loans for the first $3 million of such loans and 3/4% of the amount of reductions of impaired loans in excess of $3 million. The agreement is terminable by either party upon notice at any time. After considering the exceptional and limited nature of the consulting assignment that Mr. Atkinson had agreed to at the Board’s request, including consideration of the Related Person Transaction Policy described below, the Board concluded that the arrangement was beneficial to and in the best interests of the Company, that the anticipated compensation payable pursuant to the arrangement could not be estimated with any specificity and should not prevent Mr. Atkinson from serving on the Audit Committee for 2009.

In order to provide further clarity and guidance on related party transaction matters, the Board has adopted a Related Person Transaction Policy (“Policy”) to assist the Board in its review, approval or ratification of related person transactions. Under this Policy, “Related Person Transaction” is defined as any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships in which the Company was or is to be a participant, the amount involved exceeds $120,000, and a Related Person (as defined in the Policy) had or will have a direct or indirect material interest. The Board of Directors has adopted categorical standards that describe various types of relationships and thresholds at which such relationships would not be deemed material, and, therefore, not “Related Person Transactions” for purposes of the Policy. These categories include but are not limited to the following:

1.	Interests arising only from the Related Person’s position as a director of another corporation or organization that is a party to the transaction; or
2.	Interests arising only from the direct or indirect ownership by the Related Person and all other Related Persons in the aggregate of less than a 10% equity interest (other than a general partnership interest) in another entity which is a party to the transaction; or

3.	Interests arising from both the position and ownership level described in (1) and (2) above; or
4.	Interests arising solely from the Related Person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the Related Person and all other Related Persons own in the aggregate less than a 10% equity interest in such entity, (b) the Related Person and his or her Immediate Family Members are not involved in the negotiation of the terms of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 or five percent (5%) of the annual gross revenues of the entity receiving payment under the transaction; or
5.	A transaction that involves compensation to an executive officer if the compensation has been approved, or recommended to the Board of Directors for approval, by the Compensation Committee of the Board or a group of independent directors of the Company performing a similar function; or
6.	A transaction that involves compensation to a director for services as a director of the Company if such compensation will be reported pursuant to Item 402(k) of SEC Regulation S-K; or
7.	A transaction that involves borrowing from the Company, provided: (i) the loan was made in the ordinary course of business; (ii) the loan was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company; (iii) the loan did not involve more than the normal risk of collectability or present other unfavorable features; (iv) the loan is not disclosed as nonaccrual, past due, restructured or potential problem; and (v) payments with respect to the loan (including fees and interest, but not including principal repayment) are less than the greater of two-hundred thousand dollars ($200,000) or five percent (5%) of the annual gross revenues of the other entity that is a party to the transaction.

Transactions that are Related Person Transactions which are not deemed within the Board’s categorical standards will be referred to the Board of Directors or the Audit Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Board or the Audit Committee will decide whether or not to approve such transaction and will approve only those transactions that it determines are in the best interests of the Company. If the Company becomes aware of an existing transaction with a Related Person which has not been approved under the Policy, the matter will be referred to the Board or Audit Committee for review and ratification as promptly as practicable.

All banking transactions and outstanding loans and commitments with any of the Company’s directors, executive officer and principal shareholders (including any family members and organizations with which they were affiliated) fell within one or more of the categorical standards listed or referred to above and were not considered material.

Information regarding director independence can be found under the heading "Board of Directors and Committees."

PROPOSAL 2 – RATIFICATION OF AUDITORS

The Audit Committee has approved the appointment of the firm of Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation to serve as independent auditors for 2009 to examine the consolidated financial statements of the Company. Action by the shareholders is not required by law in the appointment of independent auditors, but their appointment is submitted by the Audit Committee and the Board of Directors in order to give the shareholders an opportunity to present their views. If the proposal is approved, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. If the proposal to ratify the appointment of Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation as the Bank’s independent auditors is rejected by the shareholders, then the Audit Committee will reconsider its choice of independent auditors. Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation has served as the independent auditor for the Company and its predecessor, the Bank, since 1989.

Audit Fees

The fees billed by Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation for services rendered for fiscal years 2008 and 2007 are as follows:

	2008	2007

Audit fees (1)	$ 139,208	$ 142,271
Audit related fees (2)	17,693	18,314
Tax fees (3)	21,360	19,028
All other fees(4)	6,067	3,473

	$ 184,328	$ 183,086

(1)	Audit fees consisted of fees billed by Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation for professional services rendered in connection with the audit of the Company’s consolidated financial statements included in the Annual Report on Form 10-K, internal controls over financial reporting under Sarbanes-Oxley section 404 and for audits of subsidiaries in fiscal years 2008 and 2007.
(2)	Audit related fees consisted of fees billed by Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation for professional services for assurance and related services that are reasonably related to the performance of audits or review of the Company’s financial statements and not reported under the heading "Audit Fees" above for fiscal years 2008 and 2007.
(3)	Tax fees consisted principally of fees billed by Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation for assistance relating to tax compliance and reporting, and preparation of tax returns in fiscal years 2008 and 2007.
(4)	All other fees consisted of aggregate fees billed by Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation for review of general accounting procedures, research related to stock option plans and review of regulatory reporting, including quarterly press releases and Forms 10-Q for fiscal years 2008 and 2007.

The Audit Committee’s policy is to pre-approve all audit, audit-related, and tax services and fees by the Company’s independent auditors and approve all other audit services and fees. The Audit Committee pre-approved all audit services, audit-related services and tax services performed for the Company and the Bank by Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation and approved all other audit services and fees during fiscal year 2008. The audit committee has approved all fees submitted by Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation during 2008 and 2007.

The Audit Committee considered whether the provision of the services other than the audit services is compatible with maintaining Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation’s independence.

Representatives of Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation will be present at the Meeting and will be afforded the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

     THE BOARD RECOMMENDS RATIFICATION OF BROWN ARMSTRONG PAULDEN MCCOWN STARBUCK & KEETER ACCOUNTANCY CORPORATION AS INDEPENDENT AUDITORS FOR 2008.

AUDIT COMMITTEE REPORT[1]

The Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities regarding: (1) the quality and integrity of the Company’s financial statements and related disclosure; (2) the performance of the independent auditors and internal audit function; (3) the independent auditor’s qualifications and independence; (4) the Company’s compliance with legal and regulatory requirements; and (5) related-party transactions. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company’s results and the assessment of the Company’s internal control over financial reporting. The Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Committee reviewed and discussed with the independent registered public accounting firm the auditor’s independence from the Company and its management. As part of that review, the Committee received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Committee has discussed the independent registered public accounting firm’s independence from the Company.

The Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

The Committee reviewed and discussed Company policies with respect to risk assessment and risk management.

The Committee discussed with the Company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission. The Committee has selected, and the Board of Directors has ratified, subject to shareholder ratification, the selection of the Company’s independent registered public accounting firm.

The Audit Committee:

Louis J. Barbich, Chairman	Melvin D. Atkinson	Jerry Chicca

___________

1. The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

OTHER INFORMATION Nominating Directors

Pursuant to the Company’s bylaws, any shareholder may nominate a person for election to the Board of Directors at any meeting of shareholders called for the election of directors, provided that the nomination is received by the Chairman of the Board not less than (30) or more than sixty (60) days prior to any such meeting. Each nomination submitted in this manner must include the name and address of the nominee(s) and all other information required by the bylaws. The Chairman of the Board (or other person presiding at the meeting) may determine and declare to the meeting that a nomination not made in accordance with the foregoing procedures shall be disregarded.

Section 3.3 of the Company’s bylaws provides: “Nominations for election to the Board of Directors may be made by the Board of Directors or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Nominations, other than those made by the Board of Directors, shall be made by notification in writing delivered or mailed to the Chairman of the Board of Directors not less than thirty (30) days or more than sixty (60) days prior to any meeting of shareholders called for election of directors, provided, however, that if less than twenty-one (21) days’ notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the Chairman of the Board of Directors not later than the close of business on the seventh (7th) day following the day on which the notice of meeting was mailed. Such notification shall contain the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons, in making such nomination or in organizing, directing, or financing such nomination or solicitation of proxies to vote for the nominee: (a) the name, age, residence address, and business address of each proposed nominee and each such person and the date as of which such nominee commenced residency at such residence address; (b) the principal occupation or employment, the name, type of business, and address of the corporation or other organization in which such employment is carried on of each proposed nominee and of each such person; (c) if the proposed nominee is an attorney, a statement as to whether or not either he or she or any firm with whom he or she has a relationship as partner, associate, of counsel, employee, or otherwise, acts as legal counsel for any banking corporation, affiliate or subsidiary thereof, or bank holding company, industrial loan company, savings bank or association, or finance company; (d) a statement as to each proposed nominee a statement as to each such person stating whether the nominee or person concerned has been a participant in any proxy contest within the past ten years, and, if so, the statement shall indicate the principals involved, the subject matter of the contest, the outcome thereof, and the relationship of the nominee or person to the principals; (e) the amount of stock of the corporation owned beneficially, directly, or indirectly, by each proposed nominee or by members of his or her family residing with him or her and the names of the registered owners thereof; (f) the amount of stock of the corporation owned of record but not beneficially by each proposed nominee or by members of his or her family residing with him or her, and by each such person or by members of his or her family residing with him or her, and the names of the beneficial owners thereof; (g) if any shares specified in “(e)” or “(f)” above were acquired in the last two (2) years, a statement of the dates of acquisition and amounts acquired on each date; (h) a statement showing the extent of any borrowings to purchase shares of the corporation specified in “(e)” and “(f)” above acquired within the preceding two years, and if funds were borrowed otherwise than pursuant to a margin account or bank loan in the regular course of business of a bank, the material provisions of such borrowings and the names of the lenders; (i) the details of any contract, arrangement, or understanding relating to the securities of the corporation, to which each proposed nominee or to which each person is a party, such as joint venture or option arrangements, puts or calls, guaranties against loss, or guaranties of profit, or arrangements as to the division of losses or profits, or with respect to the giving or withholding of proxies, and the name or names of the persons with whom such contracts, arrangements, or understandings exist; (j) the details of any contract, arrangement, or understanding to which each proposed nominee or to which such person is a party with any other banking corporation, affiliate, or subsidiary thereof, or bank holding company, industrial loan company, savings bank or association, or finance company, or with any officer, director, employee, agent, nominee, attorney, or other representative thereof; (k) a description of any arrangement or understanding of each proposed nominee and of each such person with any person regarding future employment or with respect to any future transaction to which the corporation will or may be a party; (l) a statement as to each proposed nominee and a statement as to each such person as to whether or not the nominee or person concerned will bear any part of the exp ense incurred in any proxy solicitation, and if so, the amount thereof; (m) a statement as to each proposed nominee and a statement as to each such person describing any conviction for a felony that occurred during the preceding ten years involving the unlawful possession, conversion, or appropriation of money or other property, or the payment of taxes; (n) the total number of shares that will be voted for each proposed nominee; (o) the amount of stock, if any, owned, directly or indirectly, by each proposed nominee or by members of his or her family residing with him or her, in any banking corporation, affiliate or subsidiary thereof, or bank holding company, industrial loan company, savings bank or association, or finance company, other than this corporation; and (p) the identity of any other banking corporation, affiliate or subsidiary thereof, or bank holding company or industrial loan company, savings bank or association, or finance company as to which such nominee or any other such person serves as a director, officer, employee, agent, consultant, advisor, nominee, or attorney, together with a description of such relationship.”

The Chairman of the Board of Directors (or such other person presiding at the Meeting in accordance with the bylaws) may, in his or her discretion, determine and declare to the Meeting that a nomination not made in accordance with the foregoing procedure shall be disregarded.

Shareholder Proposal Guidelines

To be considered for inclusion in the Company’s Proxy Statement and on the proxy card for next year’s Annual Meeting, shareholder proposals must be delivered to the Corporate Secretary of the Company, 1000 Truxtun Avenue, Bakersfield, California 93301, no later than 5:00 p.m. PDT on December 12, 2009. However, if the date of next year’s Annual Meeting is changed by more than 30 days from the date of this year’s Meeting, the notice must be received by the Corporate Secretary a reasonable time before we begin to print and mail our proxy statement. All such proposals must meet the requirements of Rule 14a-8 of the Securities Exchange Act of 1934. In order for business, other than a shareholder proposal submitted for inclusion in the Company's Proxy Statement, to be properly brought before next year’s Annual Meeting by a shareholder, it must be received by the Corporate Secretary at the Company’s principal executive office not less than 60 days nor more than 90 days prior to the first anniversary date of the preceding year’s annual meeting. However, if the date of next year's annual meeting is advanced by more than 20 days or delayed by more than 60 days from such anniversary date, notice by the shareholder must be delivered or mailed and received not earlier than 90 days prior to such annual meeting and not later than the close of business on the later of the 60 days prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

The Company reserves the right to reject, rule out of order, or to take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Shareholder Communication to the Board of Directors

The Board encourages that written communication from shareholders be sent to: Corporate Secretary, San Joaquin Bancorp, 1000 Truxtun Avenue, Bakersfield, CA 93301, (661) 281-0360. You should include your name and address in the written communication and indicate whether you are a shareholder. All communication will be reviewed and processed by the Corporate Secretary. Correspondence requesting corporate information or asking questions that can more efficiently be addressed by management or a particular department will be forwarded to the appropriate manager or department for response. However, shareholder communication regarding employee fraud, financial reporting issues, internal control/risk issues, corporate governance/oversight issues or other matters appropriately handled by the Board will be forwarded to the Board, a Committee of the Board, or appropriate Board member. The Corporate Secretary may summarize lengthy, repetitive or duplicative communications.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s common stock to file with the Securities Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other equity securities of the Company. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, and based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements were complied with by the Company’s officers, directors and 10% shareholders except as noted below.

Donald Andrews failed to timely file a report required by Section 16(a) with respect to one transaction which was reported in a Form 4 filed on 7/22/08.

Melvin Atkinson failed to timely file two reports required by Section 16(a) with respect to separate transactions which were reported on Form 4s filed on 4/3/08 and 7/22/08.

Louis Barbich failed to timely file two reports required by Section 16(a) with respect to separate transactions which were reported on Form 4s filed on 3/14/08 and 7/22/08.

Lawrence Rogers Brandon failed to timely file a report required by Section 16(a) with respect to one transaction which was reported in a Form 4 filed on 7/22/08.

Jerry Chicca failed to timely file a report required by Section 16(a) with respect to one transaction which was reported in a Form 4 filed on 7/22/08.

Bruce Maclin failed to timely file three reports required by Section 16(a) with respect to separate transactions which were reported in a Form 4 filed on 3/13/08 and on Form 4/As on 10/3/08.

Philip McLaughlin failed to timely file a report required by Section 16(a) with respect to two transactions which were reported on Form 4s filed on 3/4/08 and 4/3/08.

Robert Montgomery failed to timely file a report required by Section 16(a) with respect to three transactions which were reported on Form 4s filed on 3/14/08, 4/4/08, and 7/22/08.

Virginia Moorhouse failed to timely file two reports required by Section 16(a) with respect to separate transactions which were reported in a Form 4 filed on 7/22/08 and a Form 5 on 2/17/09.

Other Matters

Management and the Board of Directors of the Company do not know of any matters to be presented at the Meeting other than those specifically referred to herein. If any other matters should properly come before the Meeting or any postponement or adjournment thereof, the persons named in the enclosed proxy intend to vote thereon in accordance with their best business judgment.

The cost of the solicitation of proxies in the accompanying form will be borne by the Company. The Company will reimburse banks, brokers and others holding stock in their names or names of nominees or otherwise for reasonable out-of-pocket expenses incurred in sending proxies and proxy materials to the beneficial owners of such stock.

BY ORDER OF THE BOARD OF DIRECTORS

Bruce Maclin Chairman of the Board and Chief Executive Officer Dated: April 10, 2009	Bart Hill President

APPENDIX A

DIRECTOR INDEPENDENCE STANDARDS

The Board will maintain at least a majority of independent members. The Board will include the Chief Executive Officer and President and may elect or nominate other members of management as directors. Under SEC rules, the Board must affirmatively determine that a director is independent by adopting the definition of independence of a national securities exchange or of an inter-dealer quotation system which has requirements that a majority of the board of directors be independent, and state which definition is used. The Board has selected the definition of independence of the NASDAQ and will apply the NASDAQ’s criteria in determining which of its members (including members of committees of the Board) is independent. For purposes of assisting the Board in making this determination, the Board will consider all transactions, relationships, or arrangements of which it is aware between or involving the Company and any subsidiary and the director or any nominee. The Board may conclude that a director or nominee is independent even when certain business or tax-exempt organization relationships are present so long as the relationships are not material relationships that would impair a director’s independence or otherwise would not be permissible under NASDAQ criteria. Directors are requested to inform the Chairman of the Board before serving as an officer, general partner, managing member or director of an outside for-profit enterprise so that the opportunity can be reviewed for any possible conflicts of interest and help assure that the new demands on a director will not detract from the director’s ability to act independently.

A-1

# SAN JOAQUIN BANCORP

**VOTE BY INTERNET OR MAIL**

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As a shareholder of San Joaquin Bancorp, you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card, or you may vote your proxy by mail. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on May 25, 2009.

| *Vote Your Proxy on the Internet:* | | *Vote Your Proxy by mail:* |
|---|---|---|
| **Go to www.cstproxy.com/sjbanc/2009** Have your proxy card available when you access the above website. Follow the prompts to vote your shares. | **OR** | Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. |

**PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.**

▼ **FOLD AND DETACH HERE AND READ THE REVERSE SIDE** ▼

**The Board of Directors recommends a vote "FOR ALL NOMINEES" in Item 1 and "FOR" Item 2 below. The proxies will have discretionary authority to vote in accordance with their judgment on any other matter that comes before the meeting. Unless otherwise specified, this proxy will be voted "FOR" all nominees and "FOR" Proposal 2.**

Please mark your votes like this **X**

1. To elect the following nine (9) persons to the Board of Directors:

FOR ALL NOMINEES except for the nominee(s) name(s) written below. ☐ WITHHOLD ALL NOMINEES ☐

01 Donald S. Andrews
02 L. Rogers Brandon
03 Robert B. Montgomery
04 Melvin D. Atkinson
05 Jerry Chicca
06 Virginia F. (Ginger) Moorhouse
07 Louis J. Barbich
08 Bart Hill
09 Bruce Maclin

**(Instruction: To withhold authority to vote for any individual nominee, write that nominee(s) name(s) in the space provided below.)**

_______________________________________________

This proxy will be voted as directed by the shareholder or, if no instructions are given by the shareholder, the proxies will vote "FOR" the above proposals.

If any other business is presented at the meeting, this proxy shall be voted in accordance with the recommendations of the Board of Directors.

Please check this box, if you plan to attend this meeting. ☐

**COMPANY ID:**

**PROXY NUMBER:**

**ACCOUNT NUMBER:**

**Signature:** ____________________ **Signature:** ____________________ **Date:** __________, **2009.**

Please sign exactly as shown above and give your full title, if applicable. If acting as attorney, executor, trustee or in other representative capacity, please give title.

**SAN JOAQUIN BANCORP**
**2009 Annual Meeting of Shareholders**
**Tuesday, May 26, 2009**
**4:00 p.m., local time**
**Rosedale Branch of San Joaquin Bank**
**3800 Riverlakes Drive**
**Bakersfield, California 93312**

**Enjoy the convenience of electronic documents**

San Joaquin Bancorp's shareholders have the option of reviewing our Annual Report on Form 10-K and the proxy materials for our 2009 annual meeting of shareholders electronically via the internet. These documents are available for our shareholders at: **www.cstproxy.com/sjbanc/2009**

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

**PROXY**

## SAN JOAQUIN BANCORP

**PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

The undersigned hereby appoint(s) Louis J. Barbich, Melvin D. Atkinson and Robert B. Montgomery, and any of them, each with full power of substitution as proxy of the undersigned, to attend the annual meeting of the shareholders of San Joaquin Bancorp (the "Company") to be held at the Rosedale Office of San Joaquin Bank located at 3800 Riverlakes Drive, Bakersfield, California 93312, at 4:00 p.m. PDT, on Tuesday, May 26, 2009 and any postponement or adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as indicated on the reverse side and described in the accompanying proxy statement.

Your internet vote authorizes the persons named above to vote your shares in the same manner as if you marked, signed and returned your proxy card.

**(See reverse for voting instructions.)**